Exhibit 2.1

PURCHASE AND SALE AGREEMENT

BETWEEN

SUMMER INFANT (USA), INC.

AS SELLER

AND

FAITH REALTY II, LLC

AS PURCHASER

DATED

MARCH 24, 2009

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) dated                             this    day of March, 2009, is made by and between Summer Infant (USA), Inc., a Rhode Island corporation (“Seller”) having a principal mailing address at 1275 Park East Drive, Woonsocket, Rhode Island 02895, and Faith Realty II, LLC, a Rhode Island limited liability company (the “Purchaser”), or its nominee, having a principal mailing address at 10 Hannah Drive, Cumberland, Rhode Island 02864.

1.                                       CONVEYANCE.       Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase from Seller, fee simple interest to the real estate located in the County of Providence, in the City of Woonsocket, State of Rhode Island, commonly known as 1275 Park East Drive, Woonsocket, Rhode Island, and more particularly described in Exhibit A attached hereto and made a part hereof, together with (a) all rights, easements and appurtenances belonging or appertaining thereto, (b) all right, title and interest of Seller in and to any and all roads, streets, alleys or public and private rights of way, bounding such property and (c) all buildings, improvements and  fixtures attached to the real estate (collectively the “Property”).

2.                                       PURCHASE PRICE.                                  The purchase price is Four Million Fifty Two Thousand Five Hundred and 00/100 Dollars ($4,052,500.00) (the “Purchase Price”).

3.                                       SURVEY; TITLE INSURANCE.

(a)                                  Purchaser will, at Purchaser’s sole cost and expense, obtain a preliminary title report for the Property (“Title Report”). Purchaser may also obtain, at Purchaser’s sole cost and expense, a survey of the Property (“Survey”). If the Title Report or Survey discloses any matter, other than those matter set forth on Exhibit B, attached hereto (collectively the “Existing Encumbrances”), which needs to be released or removed in order for good and marketable title to the Property to be conveyed to Purchaser in accordance with the provisions of this Agreement  (other than release or satisfaction of any mortgage or security interest granted by the Seller with respect to the Property, which Seller agrees to release or satisfy at the Closing) or any encroachment or other matter unacceptable to Purchaser’s title company or lender, then within twenty (20) business days  following the execution date of this Agreement, TIME BEING OF THE ESSENCE, Purchaser will notify Seller in writing of such matter (a “Title/Survey Objection”). The failure of Purchaser to give notice to Seller within twenty (20) business days following the execution date of this Agreement of any matter (other than those which arise after the 20 business day period and could not have been determined by searching applicable public records within the 20 business day period) to which Purchaser has objection shall constitute an irrevocable waiver of Purchaser’s right to raise such matters as a Title/Survey Objection. Upon receipt of a timely notice of a Title/Survey Objection, Seller will undertake such steps as Seller, acting in good faith, deems reasonable under the circumstance either (i) to cause such Title/Survey Objection to be released or satisfied or (ii) to induce the title insurance company which issued the Title Report to issue a title policy to Purchaser without the Title/Survey Objection, it being understood that Seller shall have no obligation whatsoever to expend any sum or undertake any actual or potential liability in excess of $5,000.00 in connection therewith. If at the Closing, any Title/Survey Objection has not been released or removed despite Seller’s good faith efforts as aforesaid, then Purchaser shall have the option to either, (i) terminate this

Agreement forthwith (in which event the Deposit shall be repaid to the Purchaser), or (ii) accept title to the Property subject to the Title/Survey Objections without any change in the Purchase Price;

(b)                                  Seller will convey the Property by Warranty Deed (the “Deed”), the form of which is attached hereto as Exhibit C. Notwithstanding the foregoing, Seller shall be required to cure (i) all existing monetary liens and (ii) any and all encumbrances created by Seller after the 20 business day period referred to in subsection (a) above, at Seller’s sole cost and expense.  Seller’s failure to cure such defects shall be a default by Seller hereunder. For purposes hereof, “Permitted Exceptions” shall be defined as (i) the lien of any real estate taxes which are not yet due and payable, (ii) easements, restrictions, reservations, liens and encumbrances of record, if any, (iii) building and use restrictions of record, (iv) any charges or installments for municipal improvements not assessed and due and payable as of the date of this Agreement, (v) and such other matters as Purchaser shall specifically approve in writing prior to the Closing and (vi) the Existing Exceptions.

4.                                       INSPECTION PERIOD AND CONDITIONS PRECEDENT.

(a)                                  Prior to Closing, Purchaser, personally or through its authorized agents or representatives, shall be entitled, at Purchaser’s sole cost and expense, to enter upon the Property at all reasonable times, upon prior notice to the Broker, in order to perform such investigations as Purchaser shall deem necessary, including, without limitation, soil tests and environmental audits. Purchaser shall coordinate all access to the Property through Joseph Driscoll (“Seller Representative”) and shall provide to the Seller Representative the identity of the parties accessing the Property, the purpose for such access and the nature of the tests and/or inspections to be performed. Purchaser will promptly repair and restore any damage or injury to the Property caused by such investigations. Purchaser shall not permit any liens or encumbrances to arise against the Property in connection with or as a result of such inspections, studies or investigations.  Purchaser shall indemnify, defend and hold Seller and the Property harmless of and from any and all losses, liabilities, costs, expenses (including without limitation reasonable attorneys’ fees and costs of court), damages, liens, claims (including without limitation mechanics’ or materialmen’s liens or claims of liens), actions and causes of action arising from or relating to Purchaser’s (or Purchaser’s agents, employees or representatives) entering upon the Property to test, study, investigate or inspect the Property, whether pursuant to this Section 4 (a) or otherwise.  The provisions of this Section 4(a) shall survive the delivery of the Deed and the consummation of the transactions contemplated by this Agreement.

(b)                                 Purchaser shall have twenty (20) business days from the date of the execution of this Agreement (the “Inspection Period”), within which to make all reviews, inspections, audits, or investigations desired by Purchaser, including, without limitation, the following:

i.                                          Structural and mechanical inspections of the Property;

ii.                                       Environmental Site Assessment;

iii.                                    such other inspections and customary due diligence matters with respect to the Property that the Purchaser desires to perform including a determination that the Property is properly zoned for Purchaser’s intended  use; and

iv.                                   Any feasibility study that Purchase may desire to perform in order to confirm, at Purchaser’s sole determination, that the Property is suitable for Purchaser’s intended use of the Property.

If the results of any inspection or test conducted at the Property is not satisfactory to the Purchaser, then the Purchaser must notify the Seller, in writing, the reasons for such dissatisfaction, within the Inspection Period, TIME BEING OF THE ESSENCE. The failure of Purchaser to give notice to Seller within the Inspection Period of any reason for said dissatisfaction resulting from such tests or inspections shall constitute an irrevocable waiver of this contingency. Upon receipt of a timely notice from Purchaser of such dissatisfaction, Seller will undertake such steps as Seller, acting in good faith, deems reasonable under the circumstance to cause such dissatisfaction to be remedied, it being understood that Seller shall have no obligation whatsoever to expend any sum or undertake any actual or potential liability in excess of $5,000.00 in connection therewith. If at the Closing, any such reason for dissatisfaction has not been remedied despite Seller’s good faith efforts as aforesaid, then the Purchaser shall have the option of either (i) terminating this Agreement forthwith (in which event the Deposit shall be returned to the Purchaser), or (ii) accepting the Property subject to such reasons for dissatisfaction, without any reduction in the Purchase Price.

Except as otherwise set forth in this Agreement or in the Deed, the Property is being sold to the Purchaser “AS IS”, “WHERE IS” and “WITH ALL FAULTS”. The Purchaser acknowledges that it has the right to conduct whatever inspections it deems necessary and that the Seller is not making any representations, warranties or covenants of any kind, express or implied, unless specifically stated in this Agreement, including, without limitation, all zoning, land use and environmental laws, ordinances, and regulations.

5.                                       INTENTIONALLY DELETED.

6.                                       SALE AND LEASE BACK.                                              The obligations of the Seller and the Purchaser hereto are conditioned upon the parties, at the Closing, entering into a lease of the Property, pursuant to which the Purchaser will lease the Property back to the Seller, on a net, net, net basis, for a term of seven (7) years and on such other terms and conditions, including the base monthly rent, as set forth in said lease. The lease shall be substantially in the form of Exhibit D, attached hereto and incorporated herein (the “Lease”).

7.                                       EMINENT DOMAIN; DAMAGE.                  If prior to Closing all or any part of the Property is condemned or appropriated by public authority or any party exercising the right of eminent domain, or is threatened thereby, or if the buildings and improvements on the Property are destroyed or materially damaged by fire, windstorm, explosion or other casualty, Seller will give Purchaser written notice thereof and Purchaser may, at its option: (1) terminate this

Agreement and Purchaser shall be entitled to the return of the Deposit and the parties shall be released from further liability; or (2) elect to proceed under this Agreement and, at Purchaser’s discretion, either (a) the Purchase Price shall be reduced by, or (b) Purchaser may take an assignment of, the amount of Seller’s award and/or insurance proceeds to which Seller is entitled to receive.

8.                                       INSURANCE; RISK OF LOSS.

(a)                                  Insurance.                                        Except as set forth in Section 4 (a), until the Closing and recording of the Deed, Seller shall bear the risk of loss and shall maintain Fire and Extended Coverage Insurance on the building and other structures located on the Property in such amount as presently insured.

(b)                                 Loss.                   Except as set forth in Section 4 (a) or for any loss or damaged caused by the Purchaser or its agents, which loss or damage shall be the Purchaser’s obligation to repair or replace, if the Property or any portion thereof is damaged or destroyed prior to the Closing or if the Property or any portion thereof is taken by exercise of eminent domain during such period, Purchaser may elect either: (i) to terminate this Agreement and any and all obligations to purchase the Property, by written notice to Seller, or (ii) to consummate the purchase of the property, with an abatement of the purchase price in the amount of the insurance proceeds received by the Seller to replacement or repair the damage or destruction.

(c)                                  Notification of Damage.                  Seller shall notify Purchaser in writing promptly upon the occurrence of any damage, destruction, taking or threat of taking with respect tot he Property.

9.                                       CLOSING.

(a)                                  Time.                                                                   Closing (herein so called) shall take place at one o’clock (1:00) p.m. (EST) on March  24, 2009, at the law offices of Poore & Rosenbaum LLP, 30 Exchange Terrace, Providence, RI 02903 or at such or time and place as the parties agree.

(b)                                 Documents from Seller.                     Seller shall, at Seller’s sole cost and expense, deliver at Closing the following executed documents in form and content acceptable to Purchaser:

(i)                                     Deed.                 A Rhode Island statutory form Warranty Deed, conveying good, and marketable fee simple title subject only to the Permitted Exceptions.

(ii)                                  Affidavits.                                       such affidavits as Purchaser or its Title Company may reasonable require.

(iii)                               Closing Statement.                                            Two (2) signed copies of a closing statement approved by Purchaser and Seller.

(iv)                              Authority.                                        Such evidence or documents as may be reasonably required by Purchaser or the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property, including, but not limited to, a good standing certificate from the Secretary of State in which the Property is located, and a good standing certificate from the Rhode Island Division of Taxation and corporate resolutions, if applicable.

(v)                                 Lease.                                                              Two (2) signed originals of the Lease

(vi)                              Other Documents.                                               Such other documents required by this Agreement and/or which Purchaser or the Title Company may reasonably require.

(c)                                  Documents from Purchaser.                                             Purchaser shall deliver at the Closing the following executed documents:

(i)                                     Closing Statement.                                            Two (2) signed copies of a closing statement approved by Seller and Purchaser.

(ii)                                  Authority.                                        To the extent that Purchaser takes title to the Property in the name of a Nominee, then such evidence or documents as may be reasonably required by Seller or the Title Company evidencing the status and capacity of Nominee and the authority of the person or persons who are executing the various documents on behalf of Nominee in connection with the acquisition of the Property, including, but not limited to, a good standing certificate from the Secretary of State in which the Property is located and corporate resolutions, if applicable.

(iii)                               Lease.                                                              Two (2) signed originals of the Lease

(d)                                 Payment.                                               The Purchase Price, subject to any applicable adjustments, or credits provided hereunder (including, without limitation, pro ration of real estate taxes or closing costs) shall be paid in cash, by wire transferred funds or by any other means as may be acceptable to both parties.

(e)                                  Real Estate Taxes.                                                Seller shall pay all taxes, general and special, and all special assessments against the Property which have accrued and are a lien on the Property and are due and payable prior to the Closing Date and Purchaser shall assume all of such taxes and assessments, and installments of unpaid special assessments (exclusive of rebates and penalties) becoming due and payable and accruing thereafter. Real Estate taxes for the then current fiscal year shall be apportioned as follows: if the taxes are paid by Seller for a period going beyond the date of delivery of the Deed, that portion shall be added to the Purchase Price payable by Purchaser; if taxes are unpaid for any portion of the fiscal year preceding the delivery of the Deed, that portion shall be subtracted from the Purchase Price and the obligation to pay such taxes assumed by the Purchaser. If the amount of such tax or assessment to be prorated cannot then be ascertained, pro ration shall be computed on the amount thereof for the preceding year, with a reapportionment upon receipt of the tax bill for the current year. The provisions of this paragraph shall survive the Closing and delivery of the Deed.

(f)                                    Brokers.                                    Seller and Purchaser represent and warrant to each other that neither party had any dealings with any real estate brokers, finders or agents and no commissions or fees are payable in connection with this Agreement.  Seller agrees to indemnify, defend (with counsel selected by Purchaser) and hold Purchaser, and Purchaser’s nominees, successors and assigns harmless from any and all claims, costs, commissions, fees or damages by any person or firm claiming to have negotiated, instituted or brought about this Agreement due to contact with Seller.  Purchaser agrees to indemnify, defend, with counsel selected by Seller, and hold Seller and Seller’s nominees, successors and assigns harmless from any and all claims, costs, commissions, fees or damages by any person or firm claiming to have negotiated, instituted or brought about this Agreement due to contact with Purchaser.  The provisions of this Section 9(f) shall survive the delivery of the Deed and the consummation of the transactions contemplated by this Agreement

10.                                 PLANS, SURVEY AND BLUEPRINTS.                             Copies of all blueprints and other plans of the building/Property which the Seller may have in its possession will be provided to Purchaser within ten (10) business days from the execution of this Agreement.  The provisions of this Section 10 shall survive the delivery of the Deed and the consummation of the transactions contemplated by this Agreement

11.                                 POSSESSION.             The proposed transaction contemplates a lease to the Seller and continued occupancy of the Property by the Seller. Except for the Seller, its properties and possessions, possession of the Property will be free from all tenancies, parties in possession and occupants at the Closing.

12.                                 NOTICE.                                              All notices, demands, or other communications of any type given, or required to be given, pursuant to this Agreement shall be in writing and shall be delivered to the person to whom the notice is directed, either in person with a receipt requested therefore, or sent by a recognized overnight service for next day delivery or by United States certified mail, return receipt requested, postage prepaid to the addresses as follows:

If to Seller:

Summer Infant (USA), Inc.

1275 Park East Drive

Woonsocket, Rhode Island 02895

Attn: Joseph Driscoll

with a copy to:

Greenberg Truarig, LLP

One International Place, 20th Floor

Boston, MA. 02110

Attn: John Bello, Esquire

If to Purchaser:

Faith Realty II, LLC

10 Hannah Drive

Cumberland, Rhode Island 02864

Attn: Jason Macari

with copy to:

Poore & Rosenbaum LLP

30 Exchange Terrace

Providence, RI 20903

Attn: Steven Rosenbaum, Esquire

Any notice given by personal delivery, overnight delivery or courier delivery service will be deemed effective when received.  Any notice given by United States Mail will be deemed effective on the third (3rd) business day following deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as set forth above.  Any notice that may be given by either party in connection with this Agreement may be given by such party’s attorney.

13.                                 REPRESENTATIONS AND WARRANTIES OF SELLER.                         To induce the Purchaser to execute, deliver and perform this Agreement, Seller represents and warrants to Purchaser on the date hereof, which representations and warranties shall be true and correct as of the Closing Date:

(a)                                  Title.                     Seller owns the Property in fee simple, free of any liens, claims or encumbrances other than the Permitted Exceptions.

(b)                                 Authorization.                 Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Seller pursuant hereto, and all required action and approvals therefore have been fully taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller’s behalf and to bind Seller thereto.

(c)                                  Litigation.                                          There are no claims, causes of action or other litigation or proceedings pending or, to the best of Seller’s knowledge, threatened in respect to the ownership, operation or environmental conditions of the Property or any part thereof including disputes with mortgagees, governmental authorities, utility companies, contractors, adjoining land owners or suppliers of good or services).

(d)                                 Conflicts.                                             Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated herein will violate any provision of any organizational document of seller or any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, or conflict with or result in nay breach of any of the terms of or constitute a default under or result in the creation or imposition of any mortgage, pledge lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which the Seller is a party or by which the Seller or the Property is bound.

(e)                                  Lease Back.                                 Seller will be duly authorized and will have full capacity, right, power and authority to enter into, to execute and deliver at the Closing the Lease.

Seller is making no other representations or warranties, express or implied, of any nature whatsoever with respect to the Property, except the warranties of title specifically set forth in the Deed.

14.                                 REPRESENTATIONS AND WARRANTIES OF PURCHASER.                                            Purchaser represents and warrants to Seller on the date hereof which representations and warranties shall be true and correct as of the Closing Date:

(a)                                  Authorization.                   The Purchaser has full capacity, right, power and authority to execute, deliver and perform this Agreement and to purchase the Property from Seller. All documents to be executed by each Purchaser pursuant hereto, and all required action and approvals therefore have been fully taken and obtained and this Agreement is legally binding on the Purchaser.

15.                                 REMEDIES ON DEFAULT.

(a)                                  Seller’s Defaults; Purchaser’s Remedies.                          In the event that Seller shall be in default hereunder, Purchaser may, as its sole option and exclusive remedy for such default, deliver a written notice to Seller stating with particularity the alleged default of Seller and the action required by Seller to cure such default, and stating Purchaser’s intent to terminate this Agreement if the default is not cured, whereupon Seller shall have five (5) business days after receipt of such notice in which to cure the alleged default to Purchaser’s reasonable satisfaction (and the Closing Date shall be delayed, if necessary, until the end of such five (5) business day period).  In the event such default is not cured within such five (5) business day period, then Purchaser may proceed to terminate this Agreement.

(b)                                 Purchaser’s Default; Seller’s Remedies.                                In the event Purchaser shall be in default hereunder, Seller may deliver a written notice to Purchaser stating with particularity the alleged default of Purchaser and the action required by Purchaser to cure such default, and stating Seller’s intent to terminate this Agreement if the default is not cured, whereupon Purchaser shall have five (5) business days after receipt of such notice in which to cure the alleged default to Seller’s reasonable satisfaction (and the Closing Date shall be delayed, if necessary, until the end of such five (5) business day period).  In the event such default is not cured within such five (5) business day period, then Seller may terminate this Agreement by written notice delivered to Purchaser.

16.                                 TITLE IN THE NAME OF A NOMINEE.                            The Purchaser shall have the right to take title to the Property in the name of a nominee, provided, however, that Jason Macari, shall have a controlling and majority interest in, over and to all ownership classes of such nominee. The nominee shall provide such reasonable evidence as may be required by the Seller to evidence compliance with the provisions hereof.

17.                                 MISCELLANEOUS.                                   No term or condition of this Agreement will be deemed to have been waived or amended unless expressed in writing, and the waiver of any condition or the breach of any term will not be a waiver of any subsequent breach of the same or any other term or condition.  This Agreement constitutes the entire agreement of the parties which incorporates and supersedes all prior written and oral understandings.  This Agreement shall be binding upon, and inure to the benefit of, the parties, their heirs, executors, personal representatives, nominees, successors or assigns.

18.                                 COUNTERPARTS.                                       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

19.                                 SELLER’S OBLIGATIONS.

(a)                                  Documentary Stamps.                           Seller shall be responsible to pay any documentary stamps and/or transfer taxes incurred or required in connection with the sale of Property as contemplated herein.

(b)                                 Non-Resident Withholding Tax. If the Seller is not a resident of the State of Rhode Island or will not be a resident at the time of the Closing, the Purchaser must withhold six percent (6%) of the total payment to the Seller (nine percent (9%) if the Seller is a corporation), in accordance with R.I.G.L. Section 44-30-71.3, as same may be amended from time to time, and pay such amount to the Division of Taxation as a non-resident withholding tax.  In order to have such tax based on gain rather than net proceeds of sale, Seller must submit an election form to the Division of Taxation at least twenty (20) days prior to closing.  Seller agrees to pay the entire amount of such tax found to be due at or after the closing, whether or not such tax was correctly calculated at the closing.  This shall survive the transfer of title to the Property.

(c)                                  Foreign Investment in Real Property Tax Act (“FIRPTA”). The Seller represents that the Seller is not a foreign person or foreign corporation as defined in FIRPTA and, accordingly, that the Purchaser will not be required to comply with the withholding requirements of FIRPTA at the closing.

(d)                                 Survey Cost Reimbursement.  At Closing Seller shall reimburse Purchaser for the cost to prepare an ALTA survey of the Property.

20.                                 PURCHASER INFORMATION.

(a)                                  Ordinances. Purchasers of Real Estate in the State of Rhode Island are legally obligated to comply with all local real estate ordinances, including but not limited to ordinances on the number of unrelated persons who may legally reside in a dwelling, as well, as ordinances on the number of dwelling units permitted under the local zoning ordinances.

(b)                                 Radon Gas. RADON HAS BEEN DETERMINED TO EXIST IN THE STATE OF RHODE ISLAND. TESTING FOR THE PRESENCE OF RADON IN RESIDENTIAL REAL ESTATE PRIOR TO PURCHASE IS ADVISABLE.

(c)                                  Lead Contamination. Every Purchaser of residential real estate built prior to 1978 is hereby notified that such properties may have lead exposures that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced I.Q., behavioral problems, and impaired memory. The Seller of such property is required to provide the Purchaser with a copy of any lead inspection report in the Seller’s possession and notify the Purchaser of any known lead poisoning problem. Environmental lead inspection is recommended prior to purchase.

(d)                                 Restrictions or Legislative/Governmental Action. Purchaser is responsible for investigating whether there are any restrictions or legislative/governmental actions, present or proposed, which affect or would affect the use of the Property and Purchaser acknowledges that it has not relied on any advise or representations by Seller, Listing Agent or any other real estate representatives in this transaction with regard to same.

(e)                                  Water System.  Private water supply (well).  Purchaser understands that this property, is or may be served by a private water supply (well) which may be susceptible to contamination and potentially harmful to health.  If a public water supply is not available, the private water supply should be tested for coliforms, nitrates, and chlorides.  Periodic testing is recommended.

(f)                                    Wetlands. The location of coastal wetlands, bay fresh water wetlands, ponds, marshes, river banks or swamps, and the associated buffer areas may impact future property development.  Seller must disclose to the Purchaser any such determinations on all or part of the land made by the appropriate governing body.  Purchaser is advised to seek professional assistance in investigating these potential locations.

21.                                 RELATIONSHIP.                                                Nothing contained in this Agreement shall be deemed or construed by the parties or by any third person to create a relationship of principal and agent or a partnership or a joint venture between Purchaser and Seller or between either or both of them and any third party.

22.                                 SEVERABILITY.   Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but the provision of this

Agreement affected shall be limited only to the extent necessary to bring it within the requirements of such statute, law, ordinance or regulation.

23.                                 CHOICE OF LAW.                                        This Agreement, and the interpretation and enforcement thereof, shall be governed by the laws of the State where the Property is located.

24.                                 CAPTIONS, NUMBER AND GENDER.                              The captions appearing at the commencement of the sections and subsections hereof are descriptive only and for convenience in reference.  Should there be any conflict between such caption and the section or subsection at the head of which it appears, the section or subsection and not such caption shall control and govern the construction of this Agreement.  Unless the context otherwise requires, singular nouns and pronouns used in this Agreement are to be construed as including the plural thereof.  For convenience and brevity, masculine pronouns are used herein in their generic sense as a reference to all persons, without regard to sex.

25.                                 MERGER.                                         The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation of Seller herein contained and expressed, except such as are, by the terms hereof, to survive, or to be performed after, the delivery of said Deed.

26.                                 FURTHER ASSURANCES.                                             Seller agrees that it will, at any time and from time to time after the Closing Date, upon request of Purchaser, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, conveyances, and assurances as may reasonably be required for the better conveying, transferring, assigning, assuring and confirming the Property to Purchaser.  The provisions of this Section 26 shall survive the delivery of the Deed and the consummation of the transactions contemplated by this Agreement

IN WITNESS WHEREOF, the Seller and Purchaser have caused this Agreement to be executed under seal as of the date first above written.

PURCHASER:	SELLER:

Faith Realty II, LLC	Summer Infant (USA), Inc.

By:	/s/ Jason Macari	By:	/s/ Joseph Driscoll
Jason Macari, Member

Date:	3/24/09	Name:	Joseph Driscoll
		Title:	CFO
		Date:	3/24/09

EXHIBIT “A”

Legal Description

That certain tract or parcel of land, with all buildings and improvements thereon, situated on the easterly and southerly side of Park East Drive (extension), in the City of Woonsocket, County of Providence, State of Rhode Island, bounded and described as follows:

Beginning at a Rhode Island highway bound oil the southerly sideline of said Park East Drive (Extension), said point being twenty-eight and 00/100 (28.00) feet left and opposite Station 85+ 16.66 on State Highway Plat #2386;

Thence S35° 42’ 33” W a distance- of one hundred forty and 00/100 (140.00) feet to an angle point;

Thence S51° 51’ 53” W a distance of one hundred ninety-six and 44/100 (196.44) feet to an angle

Thence S40° 21’ 03” W a distance of one hundred thirty-three and 48/100 (133.48) feet to an angle point;

Thence S36° 12’ 39” W a distance of forty-nine and 34/100 (49.34) feet to a corner;

Thence N54° 17’ 27” W a distance of two hundred thirty-two and 38/100 (232.38) feet to an angle point;

Thence S86° 27’ 52” W a distance of one hundred seventy and 92/100 (170.92) feet to the easterly line of Park Fast Drive;

Thence northerly bearing easterly along the arc of a curve having a radius of three-hundred twenty-two and 00/100 (322.00) feet, an arc length of three hundred eighty-nine and 13/100 389.13) feet, a chord bearing of N50° 49’ 35”E and a chord distance of three hundred sixty-five Byrd 88/100 (365.88) feet to a Rhode Island highway bound twenty-eight (28.00) feet left and opposite station 89+51.85;

Thence N85° 26’ 47”E continuing along the southerly sideline of Park East Drive, a distance of three hundred three, and 32/100 (303.32) feet to a Rhode Island highway bound twenty-eight (28.00) feet left and opposite Station 86+48.53;

Thence easterly bearing southerly along the arc of a curve having a radius of five hundred seventy-two and 00/100 (572.00) feet, an arc length of one hundred twenty-five and 39/100 (125.39) feet, a chord bearing of S88° 16’ 25”E and a chord distance of one hundred twenty-five and 14/100 (125-14) feet to the point and place of beginning.

Said parcel is further designated as Map D7, D8 Lot 59-16 on plan entitled “ADMINISTRATIVE SUBDIVISION PLAN MAP D7, D8 LOT 59-16 SITUATED ON: PARK EAST DRIVE (EXTENSION) WOONSOCKET, RHODE ISLAND SCALE: 1” = 40’ DATE: OCTOBER 2004  REVISED:  NOVEMBER, 2004 REVISED: JANUARY, 2005, FEBRUARY, 2005 PREPARED FOR: FAITH REALTY, LLC. 6 BLACKSTONE VALLEY PLACE SUITE 206A, LINCOLN, R.I. 02865   PREPARED BY: CROSSMAN ENGINEERING, INC. 151 Centerville Road Warwick, Rhode ISLAND 02886 (the “Subdivision Plan”), which Subdivision Plan, is recorded at Plan Book 22, Page 59 of Woonsocket Land Evidence Records.

EXHIBIT B

Existing Encumbrances

Restrictions at Book 1083, Page 577.

Notice of taking to State of Rhode Island at Book 962, Page 101, regarding taking at Book 961, Pages 336 and shown on RIDOT Highway Plan 2386 and recorded at Plan Book 21, Pages 1-30.

Blackstone Valley Electric and Tennessee Gas easements at Plan Book 20, Page 8.

Conditions described on Plan Book 21, Page 39.

Rights of others in and to brooks or streams crossing through or on locus.

Deed of easements to Redevelopment Agency of Woonsocket recorded at Book 1417, Page 192.

Subdivision Plan recorded at Plan Book 22, Page 59.

RIDEM Insignificant Alteration Permit recorded at Book 1474, Page 58, revised June 1, 2006 at Book 1547, Page 165.

Zoning Decision recorded at Book 1473, Page 198.

Easement to Narragansett Electric recorded at Book 1609, Page 319.

EXHIBIT C

Deed

WARRANTY DEED

SUMMER INFANT (USA), INC., a Rhode Island corporation (“Grantor”) with a mailing address of 1275 Park East Drive, Woonsocket, Rhode Island 02895

for Four Million Fifty-Two Thousand Five Hundred and 00/100 Dollars ($4,052,500.00) paid, grants to

FAITH REALTY II, LLC, a Rhode Island limited liability company with a mailing address of 10 Hannah Drive, Cumberland, Rhode Island 02864

WITH WARRANTY COVENANTS

That certain tract or parcel of land, together with the buildings and improvements thereon, situated in Woonsocket, Rhode Island, and more fully described on Exhibit A attached hereto and by this reference incorporated herein.

Being the same premises conveyed to Summer Infant (USA), Inc. (successor by merger with Summer Infant, Inc.) by deed dated March 1, 2007 and recorded in Book 1637 at Page 162 in the Land Evidence Records of the City of Woonsocket, Rhode Island on March 6, 2007.

Subject to restrictions, easements, covenants and all other matters of record.

Subject to taxes assessed December 31, 2008, not yet due and payable.

The transfer is such that no withholding is required under Section 44-30-71.3 of the Rhode Island General Laws of 1956, as amended, as Grantor is a Rhode Island corporation as evidenced by affidavit.

[Remainder of Page Left Intentionally Blank]

WITNESS MY HAND THIS      DAY OF MARCH, 2009.

Summer Infant (USA), Inc

By:
Name:
Title:

STATE OF RHODE ISLAND

Providence, ss.                                                                                                                                                                                                                                                               March     , 2009

Then personally appeared the above-named                            the                            of Summer Infant (USA), Inc., known to me to be the person described in and who executed the foregoing instrument in such capacity and acknowledged the same to be his free act and deed and the free act and deed of Summer Infant (USA), Inc.

Notary Public
My commission expires:

Property Address:

1275 Park East Drive

Woonsocket, Rhode Island 02895

Plat 59 Lot 16

EXHIBIT A

Legal Description

That certain tract or parcel of land, with all buildings and improvements thereon, situated on the easterly and southerly side of Park East Drive (extension), in the City of Woonsocket, County of Providence, State of Rhode Island, bounded and described as follows:

Beginning at a Rhode Island highway bound oil the southerly sideline of said Park East Drive (Extension), said point being twenty-eight and 00/100 (28.00) feet left and opposite Station 85+ 16.66 on State Highway Plat #2386;

Thence S35° 42’ 33” W a distance- of one hundred forty and 00/100 (140.00) feet to an angle point;

Thence S51° 51’ 53” W a distance of one hundred ninety-six and 44/100 (196.44) feet to an angle

Thence S40° 21’ 03” W a distance of one hundred thirty-three and 48/100 (133.48) feet to an angle point;

Thence S36° 12’ 39” W a distance of forty-nine and 34/100 (49.34) feet to a corner;

Thence N54° 17’ 27” W a distance of two hundred thirty-two and 38/100 (232.38) feet to an angle point;

Thence S86° 27’ 52” W a distance of one hundred seventy and 92/100 (170.92) feet to the easterly line of Park Fast Drive;

Thence northerly bearing easterly along the arc of a curve having a radius of three-hundred twenty-two and 00/100 (322.00) feet, an arc length of three hundred eighty-nine and 13/100 389.13) feet, a chord bearing of N50° 49’ 35”E and a chord distance of three hundred sixty-five Byrd 88/100 (365.88) feet to a Rhode Island highway bound twenty-eight (28.00) feet left and opposite station 89+51.85;

Thence N85° 26’ 47”E continuing along the southerly sideline of Park East Drive, a distance of three hundred three, and 32/100 (303.32) feet to a Rhode Island highway bound twenty-eight (28.00) feet left and opposite Station 86+48.53;

Thence easterly bearing southerly along the arc of a curve having a radius of five hundred seventy-two and 00/100 (572.00) feet, an arc length of one hundred twenty-five and 39/100 (125.39) feet, a chord bearing of S88° 16’ 25”E and a chord distance of one hundred twenty-five and 14/100 (125-14) feet to the point and place of beginning.

Said parcel is further designated as Map D7, D8 Lot 59-16 on plan entitled “ADMINISTRATIVE SUBDIVISION PLAN MAP D7, D8 LOT 59-16 SITUATED ON: PARK EAST DRIVE (EXTENSION) WOONSOCKET, RHODE ISLAND SCALE: 1” = 40’ DATE: OCTOBER 2004  REVISED:  NOVEMBER, 2004 REVISED: JANUARY, 2005, FEBRUARY, 2005 PREPARED FOR: FAITH REALTY, LLC. 6 BLACKSTONE VALLEY PLACE SUITE 206A, LINCOLN, R.I. 02865   PREPARED BY: CROSSMAN ENGINEERING, INC. 151 Centerville Road Warwick, Rhode ISLAND 02886 (the “Subdivision Plan”), which Subdivision Plan, is recorded at Plan Book 22, Page 59 of Woonsocket Land Evidence Records.

18

EXHIBIT D

Lease

LEASE

OF PREMISES AT 1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND

FROM

FAITH REALTY II, LLC,

A RHODE ISLAND LIMITED LIABILITY COMPANY

TO

SUMMER INFANT (USA), INC.,

A RHODE ISLAND CORPORATION

ii

SUMMARY OF BASIC TERMS

LEASE

OF PREMISES AT 1275 PARK EAST DRIVE,

WOONSOCKET, RHODE ISLAND

TO

SUMMER INFANT (USA), INC.,

A RHODE ISLAND CORPORATION

DATED AS OF MARCH 24, 2009

The following is a summary of certain basic terms of this Lease which is intended for the convenience and reference of the parties.  Capitalized terms used, but not defined, in this Summary of Basic Terms, have their defined meanings in this Lease.  In addition, some of the following items or terms are incorporated into this Lease by reference to the item or term or to this Summary of Basic Terms.

1.                                       Landlord:  Faith Realty II, LLC, a Rhode Island limited liability company.

2.                                       Tenant:  Summer Infant (USA), Inc., a Rhode Island corporation.

3A.                             Premises:  All of the leasable space in the Building.

3B.                               Landlord’s Property:  The Land with the Building and any other improvements now or hereafter thereon, commonly known as 1275 Park East Drive, Woonsocket, Rhode Island, as described on Exhibit A.

3C.                               Leasable Square Footage of the Premises:  approximately 52,000 square feet.

4.                                       Tenant Improvements Work:  Tenant shall perform the Tenant Improvements Work as provided in Section 3.1.

5A.                             Lease Term:  From the Commencement Date (March 24, 2009) until the last day of the seventh Lease Year March 31, 2016), subject to extension in accordance with Section 2.4(b).

5B.                               Commencement Date:  March 24, 2009.

5C.                               Rent Commencement Date:  April 1, 2009.

5D.                              Right of Extension:  Tenant shall have the right to extend the Lease Term for one term of five years in accordance with Section 2.4(b).

6.                                       Permitted Use:  Subject to applicable Legal Requirements, the Premises may be used only for manufacturing, warehouse and general office purposes and other lawful purposes ancillary thereto.

7.                                       Security Deposit:  $32,000.00, in the form of cash.

8.                                       Tenant’s Parking Allocation:  All of the parking spaces in the Parking Area, subject to Landlord’s right to use parking spaces in the Parking Areas in connection with the management and operation of Landlord’s Property.

9.                                       Base Rent:  Base Rent for the Initial Term shall be as follows:

PERIOD	ANNUAL RATE	MONTHLY RATE	PSF RATE

Rent Commencement Date through seventh Lease Year (April 1, 2009 – March 31, 2016)	$390,000.00	$32,500.00	$7.50

First two (2) Lease Years of the Extension Term (if Tenant elects to exercise such extension) (April 1, 2016 – March 31, 2018)	$429,000.00	$35,750.00	$8.25

Last three (3) Lease Years of the Extension Term (if Tenant elects to exercise such extension) (April 1, 2018 – March 31, 2021)	$468,000.00	$39,000.00	$9.00

10.                                 Tenant’s Electricity Costs:  Tenant shall directly pay its actual costs for electricity services provided to the Premises for lights and plugs (“Tenant’s Electricity Costs”), as provided in Section 4.6.

11.                                 Heat and Utilities: To be obtained by Tenant at Tenant’s sole cost and expense (including water and sewer charges).

12.                                 First Payment:  First month’s Base Rent in the amount of $32,500.00, plus the Security Deposit, shall be paid upon execution of this Lease.

13.                                 Broker:  None.

iv

14A.                       Tenant’s Address for Notices, Telephone Number, Fax Number and Taxpayer Identification No.:

Summer Infant (USA), Inc.

1275 Park East Drive

Woonsocket, Rhode Island

Attn: Joseph Driscoll, CFO

Telephone: (401) 671-6922;  Fax: (401) 671-6051

With copies to:

Greenberg Traurig, LLP

One International Place – 20th Floor

Boston, MA 02110

Attn: John M. Bello, Esq.

Telephone: (617) 310-6285; Fax: (617) 897-0985

Tenant F.I.D.# 20-8641043

14B.                         Landlord’s Address for Notices:

Faith Realty II, LLC

10 Hannah Drive

Cumberland, Rhode Island 02864

Attn: Jason Macari

Telephone: (401) 671-6563;  Fax:  (401) 671-6563

with a copy to:

Poore & Rosenbaum LLP

30 Exchange Terrace

Providence, RI 20903

Attn: Steven Rosenbaum, Esquire

Telephone: (401) 831-2600; Fax: (401) 831-2220

v

LEASE

THIS LEASE (this “Lease”), made as of the 1st day of February, 2009, between Faith Realty II, LLC, a Rhode Island limited liability company and Summer Infant (USA), Inc., a Rhode Island corporation, is as follows:

W I T N E S S E T H:

ARTICLE I

CERTAIN DEFINITIONS

In addition to the words and terms defined elsewhere in this Lease, the following words and terms shall have in this Lease the meanings set forth in this Article I (whether or not underscored):

“Bankruptcy Laws” means any existing or future bankruptcy, insolvency, reorganization, dissolution, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, or any laws amendatory thereof or supplemental thereto, including, without limitation, the United States Bankruptcy Code of 1978, as amended (11 U.S.C. Section 101 et seq.), as any or all of the foregoing may be amended or supplemented from time to time.

“Base Rent” has the meaning set forth in Item 9 of the Summary of Basic Terms.

“Broker” has the meaning set forth in Item 13 of the Summary of Basic Terms.

“Building” means the building located on the Land.

“Business Days” means Monday through Friday, except holidays.  The term “holiday” shall mean (a) the federal day of celebration of the following holidays:  New Year’s Day, President’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas and (b) the Friday after Thanksgiving.

“Commencement Date” has the meaning set forth in Item 5B of the Summary of Basic Terms.

“Environmental Law” means the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1802 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Water Act, 33 U.S.C. §1321 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., all regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation (including any state or local board of health rules, regulation, or code), which may relate to the protection of human health or the environment, all as may be from time to time amended or modified.

“Event of Default” has the meaning set forth in Section 12.1.

“Extension Term” means the period beginning at the end of the Initial Term and extending through the end of the twelfth (12th) Lease Year.

“Hazardous Materials” or “Hazardous Substances” means, at any time, (a) any “hazardous substance” as defined in §101(14) of CERCLA (42 U.S.C. §9601(14)) or regulations promulgated thereunder; (b) any “solid waste,” “hazardous waste” or “infectious waste,” as such terms are defined in any Environmental Law at such time; (c) asbestos, urea-formaldehyde, polychlorinated biphenyls (“PCBs”), bio-medical materials or waste, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances which may be hazardous to human health or the environment and which are listed or identified in, or regulated by, any Environmental Law; and (d) any additional substances or materials which are classified or considered to be hazardous or toxic under any Environmental Law.

“Initial Term” means the period beginning on the Commencement Date and extending through the end of the seventh (7th) Lease Year.

“Insurance Costs” includes the cost of insuring Landlord’s Property, including without limitation the Building and all other improvements now or hereafter situated thereon, and all operations conducted in connection therewith, with such policies, coverages and companies and in such limits as may be reasonably required by Landlord (and/or which may be required by Landlord’s lenders), including, but not limited to, fire insurance with extended or with all-risk coverage, comprehensive public liability insurance covering personal injury, deaths and property damage with a personal injury endorsement covering false arrest, detention or imprisonment, malicious prosecution, libel and slander, and wrongful entry or eviction, rent loss or business interruption insurance, plate glass insurance, contractual liability insurance, boiler insurance and fidelity bonds, all such insurance to be with coverages and in amounts and with deductibles consistent with insurance maintained by landlords of properties of comparable type and character in the Providence, Rhode Island area.

“Invitees” means employees, workers, visitors, guests, customers, suppliers, agents, contractors, representatives, licensees and other invitees.

“Land” means the land located at 1275 Park East Drive, Woonsocket, Rhode Island more particularly described in Exhibit A.

“Landlord” has the meaning set forth in Item 1 of the Summary of Basic Terms.

“Landlord’s Property” has the meaning set forth in Item 3B of the Summary of Basic Terms.

“Lease Term” means the Initial Term, and, if Tenant timely and properly exercises its right to extend pursuant to Section 2.4(b), the Extension Term.

“Lease Year” means the 12 month period beginning on the Rent Commencement Date and on each anniversary of the Rent Commencement Date throughout the Lease Term.

“Legal Requirements” means all applicable laws, statutes, rules, regulations and requirements of governmental authorities, including, but not limited to, zoning laws and building codes.

“Operating Costs” means all costs, expenses and disbursements of every kind and nature (except Taxes and Insurance Costs) necessary or required  in connection with operating, managing, maintaining, repairing or replacing Landlord’s Property or elements thereof, in the same condition and repair as the Landlord’s Property is at the Commencement Date or may be put in during the Term hereof.  Operating Costs shall include, by way of illustration, but not be limited to:  all charges incurred in connection with the maintenance and repair obligations with respect to Landlord’s Property including the HVAC, electrical, mechanical and plumbing systems; all charges incurred  to provide utility services to Landlord’s Property; all costs related to removal of snow and ice; all costs of pest and vermin control; all costs of providing, maintaining and repairing paving, curbs, walkways, landscaping, planters, roofs, walls, drainage, utility lines, security systems and other equipment; all costs of painting the exterior of the Building; all costs of repaving, resurfacing, and restriping the Parking Area and drives; all costs of lighting, cleaning, maintaining and repairing the Outside Areas; all costs of licenses, permits and inspection fees; all legal, accounting, inspection and consulting fees; all costs of wages, salaries and benefits of operating personnel hired by Tenant, including welfare, retirement, vacations and other compensation and fringe benefits and payroll taxes.  Operating Costs shall also include any costs for alterations to the Landlord’s Property required or necessary to comply with changes in laws or Legal Requirements. Operating Costs shall not include (i) replacement of the structural component parts of the Building, roof, walls and floor unless such replacement is caused by the negligent acts, actions or omissions of the Tenant, its employees, agents, representatives or invitees, in which case such replacement costs shall be borne by the Tenant or (ii) legal, accounting, inspection and consulting fees incurred by Landlord in administering this Lease; provided; however, Landlord shall be entitled to reimbursement for reasonable legal fees incurred in successfully enforcing the terms of this Lease.

“Outside Areas” means all areas of Landlord’s Property located outside of the Building.

“Parking Area” means those portions of Landlord’s Property which may be used for parking as depicted on the Site Plan.

“Permitted Use” has the meaning set forth in Item 6 of the Summary of Basic Terms.

“Person” means any individual, partnership, joint venture, trust, limited liability company, business trust, joint stock company, unincorporated association, corporation, institution or other entity, including any governmental authority.

“Premises” has the meaning set forth in Item 3A of the Summary of Basic Terms.

“Rent Commencement Date” has the meaning set forth in Item 5C of the Summary of Basic Terms.

“Rooftop Equipment” means a satellite dish, antenna, related communications equipment and supplemental HVAC equipment installed on the roof of the Building by or for Tenant for use in Tenant’s business.

“Security Deposit” has the meaning set forth in Item 7 of the Summary of Basic Terms.

“Summary of Basic Terms” means the Summary of Basic Terms which is affixed to this Lease.

“Tax Fiscal Year” shall mean July 1 through June 30 next following, or such other tax period as may be established by law for the payment of Taxes.

“Taxes” shall mean (a) all taxes, assessments, betterments, water or sewer entrance fees and charges including general, special, ordinary and extraordinary, environmental, or any other charges (including charges for the use of municipal services if billed separately from other taxes), levied, assessed or imposed at any time by any governmental authority upon or against the Land, the Building, or the fixtures, signs and other improvements thereon then comprising Landlord’s Property and (b) all reasonable attorneys’ fees appraisal fees and other fees, charges and costs incurred in connection with any proceedings related to the amount of Taxes, the tax classification and/or the assessed value of Landlord’s Property.  This definition of Taxes is based upon the present system of real estate taxation in the State of Rhode; if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term “Taxes” shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes.

“Tenant” has the meaning set forth in Item 2 of the Summary of Basic Terms.

“Tenant Affiliate” means any Person which controls, is controlled by, or is under common control with, Tenant, or is a successor to Tenant (or the acquirer of the assets of Tenant) by merger, consolidation or sale of substantially all of the assets of Tenant.  For purposes of this definition, “control” of a Person means the power, direct or indirect, to vote more than 50% of the securities (or other ownership interests) having voting power for the election of directors or managers (in the case of a limited liability company) of the Person.

“Tenant Improvements Costs” means all costs of designing and performing the Tenant Improvements Work, all costs of telephone and data cabling for the Premises.

“Tenant Improvements Plans” means the plans and specifications for the Tenant Improvements Work, to be prepared and adopted as provided in Section 3.1(a), as the same may be modified from time to time pursuant to the terms of this Lease.

“Tenant Improvements Work” means the work to be performed by Tenant pursuant to the Tenant Improvements Plans.

“Tenant’s Electricity Costs” has the meaning set forth in Item 10 of the Summary of Basic Terms.

ARTICLE II

LEASE OF PREMISES

Section 2.1  Lease of the Premises.  Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, on and subject to the terms and conditions of this Lease, and subject to and with the benefits of all zoning ordinances and easements, covenants, conditions, restrictions and other matters of record applicable or appurtenant to the Land.  Throughout the Lease Term, Tenant shall have the exclusive right to use all closed circuit television systems, elevators, lobbies, hallways, corridors, stairwells and mechanical systems, utilities and loading docks serving the Premises and all other ancillary facilities.  This Lease is effective as of the date of this Lease, and Tenant may commence occupancy of the Premises on the Commencement Date, however, rental payments due hereunder shall commence on the Rent Commencement Date.  From and after the Commencement Date, Tenant shall have 24 hour access to the Premises, the Outside Areas and the Parking Areas, subject to the terms of this Lease.

Section 2.2  Outside Areas.  The Premises are leased with the benefit of the exclusive right to use the Outside Areas for purposes consistent with the Permitted Use and in accordance with Legal Requirements.

Section 2.3  Parking.  Without limiting the generality of Section 2.2, Tenant’s Invitees shall have the right to park passenger automobiles in the Parking Area.

Section 2.4  Lease Term; Extension Option.

(a)                                  The Lease Term shall commence at 12:01 a.m. on the Commencement Date and shall end at 11:59 p.m. on the last day of the seventh (7th) Lease Year.

(b)                                 Provided an Event of Default does not then exist, Tenant shall have the right to extend the Lease Term for one (1) period of five (5) years by giving Landlord written notice specifying such extension, which notice must be received by Landlord not earlier than twelve (12) months, nor later than six (6) months, prior to the expiration of the Initial Term.  If such extension becomes effective, the Lease Term shall be automatically extended upon the same terms and conditions as were applicable to the Initial Term, except that (i) Base Rent for the Extension Term shall be the amount set forth for the applicable periods set forth in Item 9 of the Summary of Basic Terms, and (ii) there shall be no further right to extend or renew the Lease Term beyond the Extension Term.

Section 2.5  Security Deposit.

(a)                                  Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord the Security Deposit in cash or immediately available funds.

(b)                                 The Security Deposit is security for the faithful performance and observance by Tenant of the terms and conditions of this Lease and is not an advance payment of rent.  If an Event of Default occurs, Landlord may use, apply or retain all or any part of the Security Deposit to the extent required for payment of any Base Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of the occurrence of an Event of Default, including, but not limited to, any damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord, including the costs of such proceeding or re-entry and further including, without limitation, reasonable attorneys’ fees.  If an Event of Default occurs, Landlord shall have the right to apply the Security Deposit, or any part thereof, as aforesaid, without additional notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof.  No interest shall be payable on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord.  If Landlord applies the Security Deposit in whole or in part, Tenant shall immediately upon demand pay to Landlord the amount so applied to restore the Security Deposit to its original amount.  In the event of a sale or other transfer of Landlord’s Property, or leasing of Landlord’s Property subject to Tenant’s tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the vendee or lessee, in which event Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant; and Tenant shall look solely to the new landlord for the return of the Security Deposit then remaining.  The holder of any mortgage on Landlord’s Property shall not be responsible to Tenant for the Security Deposit or its application or return unless the Security Deposit shall actually have been received by such holder.  Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit, and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 2.6  Intentionally Deleted.

Section 2.7  Lease Amendment.  If, pursuant to Sections 8.1 or 11.1 or any other provision of this Lease, there results a change in any of the terms or amounts in the Summary of Basic Terms then in effect, Landlord and Tenant will promptly execute a written amendment of the Summary of Basic Terms, substituting the changed terms and recomputed amounts in lieu of each of the applicable terms and amounts then in effect which have been changed.  As of the effective date of the amendment of the Summary of Basic Terms, the changed terms (and recomputed amounts) will be effective for all purposes of this Lease, and the amended and restated Summary of Basic Terms will be a part of, and incorporated into, this Lease.

ARTICLE III

WORK; SIGNS

Section 3.1  Tenant Improvements Work.  Tenant shall design and perform the Tenant Improvements Work, and the Tenant Improvements Costs shall be borne by Tenant.

(a)                                  Tenant Improvements Plans.  Tenant shall prepare or cause to be prepared, and shall submit to Landlord for review and approval the Tenant Improvements Plans.  Within ten (10) Business Days after receipt of the Tenant Improvements Plans, Landlord shall, by written notice to Tenant, approve or disapprove the Tenant Improvements Plans, and if Landlord fails to respond within such ten (10) Business Day period, Landlord will be deemed to have disapproved the Tenant Improvements Plans.  Landlord will not unreasonably disapprove proposed Tenant Improvements Plans, provided, however, it shall not be unreasonable for the Landlord to withhold its consent and/or disapprove plans that may, in the Landlord’s reasonable discretion have a material adverse effect on the value of the Landlord’s Property.  In any disapproval of Tenant Improvements Plans, Landlord shall specify in reasonable detail the respects in which the Tenant Improvements Plans are not satisfactory to Landlord and the changes which Landlord desires in order that the Tenant Improvements Plans will be satisfactory to Landlord.  After receiving any such notice of disapproval from Landlord with respect to the Tenant Improvements Plans, Tenant will revise the Tenant Improvements Plans as reasonably requested by Landlord and will resubmit the revised Tenant Improvements Plans to Landlord for review and approval in accordance with the procedures set forth above.  After approval of the Tenant Improvements Plans by Landlord, Tenant may make changes to the Tenant Improvements Plans only with the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided that if such changes are minor in nature and do not affect the structural elements or mechanical systems of the Building, Landlord’s approval shall not be required.  Upon approval of the Tenant Improvements Plans, a list identifying the approved Tenant Improvements Plans shall be attached as Exhibit B to this Lease.  Tenant shall be fully responsible for compliance of the Tenant Improvements Plans with all Legal Requirements and for assuring that the Tenant Improvements Plans provide for Tenant Improvements Work that will comply with all Legal Requirements and will satisfy Tenant’s requirements.  Landlord’s approval of the Tenant Improvements Plans shall not constitute a certification, representation or warranty by Landlord that the Tenant Improvements Plans are adequate, complete or in compliance with Legal Requirements.

(b)                                 Performance of Tenant Improvements Work.  Tenant shall perform the Tenant Improvements Work diligently and continuously, in a good and workmanlike manner, in accordance with the Tenant Improvements Plans, and in compliance with all Legal Requirements.  The contractor(s) performing the Tenant Improvements Work shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and if Landlord does not respond within five (5) Business Days of receiving notice of Tenant’s contractor selection, then such contractor shall be deemed to be approved by Landlord. If the amount of work to be performed exceeds $250,000 Landlord may require that such contractor shall provide a performance and payment bond covering the work to be performed by such contractor. Landlord may, at Landlord’s cost, conduct such inspections of the Tenant Improvements Work as Landlord, in its sole discretion, determines.  All such inspections and reviews are for the sole benefit of Landlord, and Landlord shall have no liability or obligation to Tenant or any other Person with respect to the Tenant Improvements Work.

Section 3.2  Delivery.  At such time that this Lease becomes binding on Landlord as provided in Section 13.10, Landlord shall deliver the Premises to Tenant for the purpose of planning and performing the Tenant Improvements Work in the same condition that is in on the date hereof.

Section 3.3  Intentionally Deleted.

Section 3.4  Intentionally Deleted.

Section 3.5  Signs.  Tenant shall have the right, subject to Legal Requirements, to erect signs identifying Tenant on the exterior façade of the Building and monument signs identifying Tenant at the entrance to Landlord’s Property.  Except for the exterior signs permitted pursuant to the above provisions of this Section, Tenant shall not erect any signs which are visible from the exterior of the Building.  Tenant shall not erect signs except in compliance with all Legal Requirements.  Tenant shall be solely responsible for confirming that any proposed sign is in compliance with all Legal Requirements.  All costs of obtaining permits and approvals, creating, installing, illuminating, maintaining, repairing, and/or replacing Tenant’s exterior signs shall be paid by Tenant.  Tenant shall maintain its exterior signs in good repair and condition.  At the end of the Lease Term or earlier termination of this Lease, Tenant shall promptly remove Tenant’s signs and restore all damage related to the installation, existence and/or removal of such signs.

ARTICLE IV

BASE RENT; TENANT’S COSTS

Section 4.1  Base Rent.

(a)                                  Tenant shall pay Base Rent to Landlord for the Initial Term and the Extension Term (if the Tenant elects to extend the Lease Term beyond the Initial Term) the amounts set forth in Item 9 of the Summary of Basic Terms.

(b)                                 Base Rent for each Lease Year shall be payable in equal monthly installments and shall be paid without offset for any reason, in advance, on the first day of each calendar month during the Lease Term commencing on the Rent Commencement Date.  If the Rent Commencement Date is not on the first day of a calendar month, Tenant shall pay, on or before the Rent Commencement Date, a proportionate part of the Base Rent for the month in which the Rent Commencement Date occurs based upon the annual Base Rent applicable to the first Lease Year, divided by three hundred sixty (360) and then multiplied by the number of days in such month (including the Rent Commencement Date) included in the Lease Term.  Base Rent shall be paid by an “electronic funds transfer” system arranged by and among Tenant, Tenant’s bank and Landlord, or in such other manner as Landlord shall from time to time designate in writing.  The parties acknowledge and agree that the obligations owing by Tenant under this Section 4.1 are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

Section 4.2  Intentionally Deleted.

Section 4.3  Taxes.

(a)                                  Tenant shall pay all Taxes during the Initial Term and the Extension Term, if any, which relate to the period during which the Tenant occupied the Landlord’s Property prior to or when the same shall become due and payable and shall provide Landlord with evidence of such payment.

(b)                                 If the Commencement Date is not on July 1, or the expiration or termination of this Lease is not on June 30, Tenant’s obligation in respect of Taxes shall be prorated.  If the final tax bill for the Tax Fiscal Year in which such expiration or termination of this Lease occurs, then within thirty (30) days after the receipt of the tax bill for such Tax Fiscal Year, Landlord and Tenant shall make appropriate adjustments of estimated payments.

(c)                                  Without limiting the generality of the foregoing, Tenant shall pay all rent and personal property taxes attributable to its signs or any other personal property including but not limited to its trade fixtures, the existing or any future floor coverings, wall treatments and light fixtures in the Premises.

Section 4.4  Insurance Costs.  Tenant shall pay to all Insurance Costs during the Initial Term and the Extension Term, if any, which relate to the period during which the Tenant occupied the Landlord’s Property prior to or when the same become due and payable and shall provide Landlord with evidence of such payments.

Section 4.5  Operating Costs.  Tenant shall pay all Operating Costs during the Initial Term and the Extension Term, if any, which relate to the period during which the Tenant occupied the Landlord’s Property.

Section 4.6  Payment for Electricity.  Electric service for lights and plugs in the Premises shall be separately metered, and Tenant shall pay Tenant’s Electricity Costs directly to the utility provider as due and payable.

Section 4.7 Intentionally Deleted.

ARTICLE V

USE OF PREMISES

Section 5.1  Permitted Use.  Tenant shall use and occupy the Premises only for the Permitted Use.

Section 5.2  Restrictions on Use.  Tenant shall use the Landlord’s Property in a careful, safe and proper manner, shall not commit or suffer any waste on or about Landlord’s Property,

and shall not make any use of Landlord’s Property which is prohibited by or contrary to any Legal Requirements, or which would cause a public or private nuisance.  Tenant shall comply with and obey all Legal Requirements which in any way affect the use of Landlord’s Property.  Tenant, at its own expense, shall obtain any and all permits, approvals and licenses necessary for use of the Premises.  Tenant shall not overload the floors or other structural parts of the Building; and shall not commit or suffer any illegal act or thing on Landlord’s Property.  Tenant shall cause any fire lanes located on Landlord’s Property to be kept free of all parking associated with its business or occupancy and in compliance with all applicable regulations.

Section 5.3  Hazardous Materials.

(a)                                  Tenant (i) will not conduct any activity on the Landlord’s Property that will use or produce any Hazardous Materials, except for such activities that are part of the ordinary course of Tenant’s business activities and conducted in accordance with all Environmental Laws; (ii) will not use the Landlord’s Property in any manner for the storage of any Hazardous Materials except for storage of such materials that are used in the ordinary course of Tenant’s business and properly stored in a manner and location satisfying all Environmental Laws; (iii) will not install any underground tanks of any type; and (iv) will not permit any Hazardous Materials to be brought onto the Landlord’s Property, except in the ordinary course of Tenant’s business and in compliance with all Environmental Laws.  If any Hazardous Materials are brought or found on the Landlord’s Property in violation of Environmental Laws and/or in violation of the above provisions of this Section, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.  If at any time during or after the Lease Term, the Landlord’s Property is found to be so contaminated or subject to such conditions  then the Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Landlord’s Property  by Tenant or Tenant Invitees under Tenant’s direction, whether such use occurred prior to the sale by the Tenant to the Landlord of the Landlord’s Property or during the Term of this Lease.  Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an “MSDS”) was issued by the producers or manufacturers thereof, together with copies of the MSDS’s for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord’s request therefor.  Except for Hazardous Materials that existed in or on the Premises prior to Tenant’s occupancy thereof, Tenant shall remove all Hazardous Materials from the Premises in a manner acceptable to Landlord before the earlier of the date Tenant vacates the Premises and the date Tenant’s right to possess the Premises ends.  Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant’s business.  Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Materials in violation of the above provisions of this Section or that Tenant has not complied with the requirements of this Section, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord’s request therefor.

Section 5.4  Rooftop Equipment.  At no additional rent to Tenant, but otherwise at Tenant’s cost, Tenant shall have the right to install and maintain Rooftop Equipment on the roof of the Building for Tenant’s use in connection with Tenant’s business (provided that Tenant shall not be permitted to make any alterations or installations which, in Landlord’s reasonable judgment, could invalidate or otherwise adversely affect any roof warranty or materially affect the integrity of the roof structure), subject to (a) Legal Requirements, (b) the terms and conditions of this Lease (including, but not limited to, Section 5.2 and Article VII), and (c) Landlord’s written approval (which approval shall not be unreasonably conditioned, withheld or delayed) of the size and location of such Rooftop Equipment, together with the plans and specifications therefor, if Landlord does not respond to such request for approval within five (5) Business Days of receiving the same then Landlord shall have been deemed to disapprove such matter.  Tenant may use the Building’s risers, conduits and towers for the purpose of installing cabling from the Rooftop Equipment to the interior of the Premises, subject to reasonable space limitations and to Landlord’s reasonable requirements for the use of such areas.  Tenant shall have access to the roof of the Building for the purpose of installing, using, maintaining, repairing and replacing Rooftop Equipment, subject to Landlord’s reasonable requirements.  Tenant shall not allow any third parties to use any Rooftop Equipment installed by Tenant. Tenant shall be responsible to repair any damage caused to the roof system by the installation, use and/or removal of such Rooftop Equipment.

Section 5.5  Generator.  Tenant shall have the right to use the existing generator serving the Building for its intended purposes and, at Tenant’s option and cost, to replace the existing generator with another generator.  If Tenant installs a replacement generator, the replacement generator shall be the property of Landlord.

ARTICLE VI

LANDLORD’S OBLIGATIONS

Section 6.1  Landlord’s Obligations.  Landlord shall keep in good condition and repair the structural elements of the Building, including the roof, the walls and the subfloors of the Building. Notwithstanding the foregoing, the Tenant shall be obligated to repair and/or replace any damage to the structural components of the Building caused by the acts, actions and/or omissions of the Tenant, its employees, agents, representatives and Invitees.

Section 6.2  Extraordinary Use.  Except for Landlord’s Obligations set forth in Section 6.1, Landlord shall have no obligation to make the Landlord’s Property suitable for Tenant’s use and tenant accepts the Landlord’s Property in an “AS IS” condition.  Any additional capacity or structural support which may be necessary and/or appropriate in connection with the conduct of Tenant’s business and/or Tenant’s use of the Premises shall be installed and maintained at the sole cost and expense of Tenant subject to, and in accordance with, the applicable provisions of this Lease.

Section 6.3  Interruption; Delay.  Landlord shall have no responsibility or liability for failure or interruption of any such repairs or services referred to in this Article VI, or for any interruption in utility services, caused by breakage, accident, strikes, repairs, inability after exercise of reasonable diligence to obtain supplies or otherwise furnish services, or for any cause or causes beyond the reasonable control of Landlord (but Landlord, in respect of those matters for which Landlord is responsible, will use reasonable efforts to restore such services or make such repairs as soon as possible); and failure or omission on the part of  Landlord to furnish such service or make such repair shall not be construed as an eviction of Tenant, nor render Landlord liable in damages, nor entitle Tenant to an abatement of Base Rent, nor release Tenant from the obligation to fulfill any of its covenants under this Lease, except as provided in Articles X and XI with respect to eminent domain and damage by fire or other casualty.  Notwithstanding anything to the contrary contained in this Lease, to the extent that any interruption, deprivation or reduction in utility or building services to the Premises is caused by Landlord’s or its agents’, employees’ or contractors’ negligence or willful misconduct, Landlord’s responsibility and Tenant’s remedy shall be limited to an abatement in Base Rent for the period beginning with the day which is three (3) consecutive Business Days after the date on which Tenant delivers notice to Landlord of such interruption, deprivation or reduction and the extent to which Tenant is being deprived of reasonable use of the Premises, and ending on the date such interruption, deprivation or reduction which is Landlord’s responsibility ceases.

Section 6.4 Intentionally Deleted.

Section 6.5  Indemnification by Landlord.  Landlord shall indemnify, defend, save and hold harmless Tenant from and against all claims, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including legal fees, arising from the negligence or willful misconduct of Landlord, its agents, contractors or employees, except to the extent the same is caused or contributed to by the negligence of Tenant or any of Tenant’s Invitees.  This indemnification and hold harmless agreement shall survive the termination of this Lease.

ARTICLE VII

CERTAIN OBLIGATIONS OF TENANT

Section 7.1  Rent.  Tenant will promptly pay the Base Rent at the time and in the manner provided for in this Lease.

Section 7.2  Utilities.  Tenant shall pay Tenant’s Electricity Costs directly to the utility provider as provided in Section 4.6.  Except for Tenant’s Electricity Costs, and charges for telephone, cable and internet service, the charges for public utility services shall be included in Operating Costs.  Tenant’s use of electricity shall never exceed the capacity of the feeders, risers and wiring installations in the Building.  Without limiting the foregoing, Tenant shall not connect to the electrical distribution system anything other than normal office equipment.  Tenant shall not make or perform any alterations to wiring, installations, lighting fixtures or other electrical facilities in any manner without the prior written consent of Landlord, which consent shall not be unreasonably withheld, if Landlord does not respond to such request for consent within five (5) days of receiving the same then Landlord shall have been deemed to have consented to such matter.  Any risers or wiring to meet Tenant’s excess electrical requirements, if requested by Tenant and approved by Landlord, will be installed by Landlord at Tenant’s expense.

Section 7.3  No Waste.  Tenant shall not overload, damage or deface the Premises nor shall it suffer or permit the same to be done, nor shall it commit any waste.

Section 7.4  Maintenance and Repairs.

(a)                                  Tenant will, at its cost and expense, keep the Landlord’s Property neat and clean and maintain the same in good condition and repair ordinary wear and tear excepted and will make all replacements and repairs thereto as required pursuant to the terms of this Lease.  There is excepted from Tenant’s obligations under this Section 7.4 only (a) damage due to fire or other casualty, (b) taking by eminent domain and (c) repairs and work which are otherwise the specific responsibility of Landlord hereunder.  At the end of the Lease Term or sooner termination of this Lease, Tenant shall peaceably surrender and deliver up the Premises to Landlord, broom clean, with all utilities safely capped, and in good condition and repair, reasonable wear and tear and damage by casualty and taking by eminent domain excepted, and removing all signs and lettering and all trade fixtures, personal property, goods and effects belonging to Tenant or anyone claiming through or under Tenant.  Tenant shall cause all maintenance and repair work to conform to Legal Requirements.  Tenant shall keep the Premises clear of all filth, trash and refuse and shall furnish all janitorial services and supplies necessary for this purpose.  If at any time there exists an Event of Default as to Tenant’s obligations under the above provisions of this Section 7.4, then Landlord will have the right (but not the obligation), without waiving any such Event of Default by Tenant, to cause such obligations to be performed upon not less than three (3) days’ prior written notice to Tenant (or a shorter period of prior written notice, or a contemporaneous written notice, if appropriate in Landlord’s judgment in light of the nature of Tenant’s obligations to be performed), and if Landlord causes any of such obligations to be performed, the costs and expenses reasonably incurred by Landlord in connection therewith shall be due and payable by Tenant to Landlord upon demand.  Notwithstanding any provision of this Lease to the contrary, Tenant shall not be required to remove any of the Tenant Improvements Work at the end of the Lease Term.

(b)                                 Tenant shall keep any and all Rooftop Equipment neat and clean and maintain any and all Rooftop Equipment in good repair and condition.  At the end of the Lease Term or sooner termination of this Lease, Tenant shall not be required to remove the Rooftop Equipment.

Section 7.5  Alterations by Tenant.  Tenant will not make any change in, or addition to, the Landlord’s Property without first obtaining, on each occasion, Landlord’s consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed (if Landlord does not respond to such request for consent within five (5) business days of receiving the same then Landlord shall have been deemed to have  not consented to such matter), and then only at Tenant’s expense, and in a lawful manner subject to (a) maintenance of insurance in form and substance satisfactory to Landlord and (b) compliance with Sections 7.9 and 7.11; provided that Tenant may, upon prior written notice to, but without the requirement of consent of, Landlord, make alterations which are purely cosmetic in nature, such as paint, wallcovering, carpeting and the like, regardless of cost (“Permitted Alterations”).  Any such alteration or addition shall be consistent with the Permitted Use and shall be made only after duly obtaining (and providing to Landlord copies of) all required permits and licenses from all governmental authorities.  Tenant will deliver to Landlord in writing a schedule setting forth the details and location of all such proposed alterations or additions and detailed plans and specifications.  The contractor(s) performing the work other than Permitted Alterations shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed and if Landlord does not respond to such request for consent within five (5) days of receiving the same then Landlord shall have been deemed to have consented to such matter.  All approved repairs, installations, alterations, additions or other improvements made by Tenant shall be made in a good and workmanlike manner and in accordance with Legal Requirements and any plans and specifications approved by the Landlord, if applicable.  Tenant agrees not to construct or permit the installation of partitions and/or other obstructions in the Premises which might interfere with Landlord’s free access to the Premises or Building, or impede the free flow of air to and from air vents and other portions of the HVAC systems in the Building.  Except as herein otherwise provided, all installations, alterations, additions or improvements in or to the Premises shall become the property of Landlord and shall remain upon, and be surrendered with, the Premises at the end of the Lease Term or sooner termination of this Lease.

Section 7.6  Trade Fixtures and Equipment.  Any trade fixtures installed in, or attached to, the Premises by, and at the expense of, Tenant, and any Rooftop Equipment, shall remain the property of Tenant.  Tenant shall have the right, at any time and from time to time during the Lease Term, to remove any and all of its trade fixtures, which it may have installed in, or attached to, the Premises, during the Lease Term, and any Rooftop Equipment.  In addition, at the end of the Lease Term or sooner termination of this Lease, Tenant may remove some or all of Tenant’s trade fixtures and Rooftop Equipment.  If at any time that Tenant removes any of its trade fixtures or Rooftop Equipment, Tenant shall promptly repair Landlord’s Property as a result of any damage to, or destruction of, Landlord’s Property caused by such removal.

Section 7.7  Compliance with Laws.  Tenant, in its use of the Landlord’s Property and at its sole expense, shall comply with all Legal Requirements, including, without limitation, all Legal Requirements related to the use, storage, discharge, release, removal or existence of Hazardous Materials.  Tenant agrees that the Landlord’s Property shall be kept in a sanitary and safe condition in accordance with all Legal Requirements. And in accordance with the provisions of this Lease.

Section 7.8  Contents at Tenant’s Risk.  All inventory, equipment, goods, merchandise, furniture, fixtures and property of every kind which may be on or about the Premises, and all Rooftop Equipment, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the use or abuse of water or by the leaking or bursting of water pipes, or by rising water, or by roof or other structural leak, or by loss of electrical service, or in any other way or manner, no part of such loss or damage shall be charged to or borne by Landlord in any case whatsoever, except that the foregoing shall not exculpate the Landlord from liability for its own negligent acts or omissions.  Tenant agrees to maintain full and adequate insurance coverage on all of its property at the Premises and in the remainder of Landlord’s Property, including physical damage, theft and business interruption insurance, or Tenant shall be a self-insurer thereof, in which case Tenant shall so advise Landlord in writing and shall be fully responsible for all such damage, and shall indemnify and save harmless Landlord from any loss, cost, expense, damage or liability resulting from Tenant’s failure to have such insurance as required in this Lease.  Such insurance on Tenant’s property shall contain a waiver of subrogation clause in favor of Landlord, or shall name Landlord as an additional insured for the sole purpose of preventing a subrogation claim against Landlord.  If

Tenant is a self-insurer, in whole or in part, Landlord shall be entitled to the same benefits it would have enjoyed had insurance covering the loss in full with a waiver of subrogation clause been in effect, or as if the Landlord has been named on insurance covering the loss in full as an additional insured for the purpose of preventing a subrogation claim.

Section 7.9  Exoneration; Indemnification and Insurance.

(a)                                  Tenant will exonerate, indemnify, defend, save and hold harmless Landlord (and any and all Persons claiming by, through or under Landlord) from and against all liabilities and claims for personal injury and property damage, and costs and expenses, including legal fees, in connection therewith arising from any negligence of Tenant or any of Tenant’s Invitees, or arising from any accident, injury or damage occurring in, on or about Landlord’s Property, which such accident, damage or injury results from the acts, actions, omissions, negligence or misconduct on the part of Tenant or any of Tenant’s Invitees; provided that the above provisions of this sentence shall not exculpate Landlord from its own negligence or that of Landlord’s Invitees.  This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease.

(b)                                 During the Lease Term and any period of holding over, Tenant shall maintain in full force and effect a policy of commercial general liability insurance under which Landlord (and its designees) and Landlord’s mortgagee(s) are named as additional insureds.  Each such policy shall be non-cancelable with respect to Landlord without thirty (30) days prior written notice to Landlord, and Tenant shall deliver to Landlord prior to any pre-term occupancy and thereafter at least thirty (30) days prior to the expiration of any then effective coverage a satisfactory written certificate of insurance coverages or the renewal or replacement of such coverages.  The minimum limits of liability of such insurance shall be $2,000,000.00 combined single limits for bodily injury and property damage, each occurrence, and $2,000,000.00 limits for personal injury, together with an overall umbrella coverage of an additional $5,000,000.00, subject to adjustment from time to time during the Lease Term as reasonably required by Landlord consistent with limits for liability insurance customarily maintained on properties of comparable type and character in the Providence, Rhode Island area.  Any contractor engaged by Tenant to do any work at or furnish any materials to be incorporated into the Premises shall deliver to Landlord evidence of the contractor’s commercial general liability insurance, worker’s compensation insurance and automobile insurance each reasonably acceptable to Landlord, and if requested by the Landlord for work having an aggregate value in excess of $250,000, payment and performance bonds.

(c)                                  Tenant shall maintain in full force and effect fire, casualty and extended coverage insurance, with replacement cost coverage, with respect to the improvements to the Premises constructed by Tenant pursuant to Section 3.1 or Section 7.5.  Tenant shall provide Landlord with a certificate evidencing such insurance and containing a provision that the same may not be canceled without thirty (30) days’ prior written notice to Landlord and Landlord’s lender, and Tenant shall provide Landlord and Landlord’s lender with such a certificate prior to the Commencement Date and thereafter at least thirty (30) days prior to the expiration of any such coverage. The obligations of the Tenant set forth herein shall be in addition to the obligations of the Tenant to pay the Insurance Costs as set forth in Section 4.4 of this Lease.

(d)                                 All insurance requirements imposed upon Tenant or its contractors under this Lease shall be subject to the requirements that the forms of coverage be reasonably acceptable to Landlord and that the insurers providing the insurance be licensed in the State of Rhode Island, be in sound financial condition, carry an A or better Best’s rating, and be reasonably acceptable to Landlord.

Section 7.10  Landlord’s Access.  Landlord and its representatives shall have the right without charge to it and without reduction in Base Rent, upon reasonable prior notice, at reasonable times and in such manner as shall not unreasonably interfere with Tenant’s business, to enter the Premises for the purposes of showing the Premises to prospective purchasers, tenants (during the last twelve (12) months of the Lease Term) and lenders and investigating repair or maintenance problems and making such repairs or changes as Landlord is required or permitted to make hereunder.  In case of an emergency, whether resulting from circumstances in the Premises or elsewhere on Landlord’s Property, Landlord or its representatives may enter the Premises (forcibly, if necessary, provided Landlord shall be responsible for any damage caused thereby) at any time to take such measures as may be needed to cope with such emergency.

Section 7.11  No Liens.  Tenant shall not permit any mechanics’, laborers’ or materialmen’s liens to stand against Landlord’s Property or Tenant’s interest in the Premises, this Lease, or the estate created hereby for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed in or on the Premises by or at the direction or sufferance of Tenant.  Landlord may condition the right of Tenant to do any work which could result in a lien upon Landlord’s Property or Tenant’s interests in the Premises, this Lease, or the estate created hereby on the delivery and recording of statutory lien bonds or indemnities satisfactory to Landlord.

Section 7.12  Tenant Services.  Landlord shall furnish or cause to be furnished to the Building the services set forth below, subject to the conditions stated in this Lease.

(a)                                  Water and Sewer.  Cold and hot water at standard Building temperatures will be available for ordinary drinking, cleaning, sanitary and lavatory purposes.

(b)                                 Elevators.  Tenant will maintain any elevators in the Building.

(c)                                  Outside Areas.  Tenant shall maintain and keep the Outside Areas in good condition and repair.  Tenant’s maintenance responsibilities with respect to the Outside Areas shall include landscaping, lighting and snow removal.

(d)                                 Taxes.  Tenant shall pay all Taxes levied upon or with respect to the Landlord’s Property.  Tenant shall have the right to file abatements of Taxes in the manner required by applicable law, and shall be entitled to all of the awards on account hereof.  Landlord shall reasonably cooperate with Tenant in connection with any such abatement filing, if an to the extent requested by Tenant.

(e)                                  Insurance.  Tenant shall procure and maintain in full force and effect fire, casualty and extended coverage insurance with respect to Landlord’s Property, with vandalism and malicious mischief endorsements, liability insurance with respect to Landlord’s Property, rent loss insurance and such other insurance on or with respect to Landlord’s Property as Landlord reasonably determines to be necessary, appropriate and/or desirable or is required by Landlord’s lender, all with such limits of coverage as Landlord or Landlord’s lender may deem necessary, appropriate and/or desirable and Tenant shall provide Landlord with a certificate evidencing such insurance and containing a provision that the same may not be canceled without thirty (30) days’ prior written notice to Landlord and Landlord’s lender, and Tenant shall provide Landlord and Landlord’s lender with such a certificate prior to the Commencement Date and thereafter at least thirty (30) days prior to the expiration of any such coverage. The Tenant shall also comply with and pay the Insurance Costs in accordance with Section 4.4 of this Lease.

ARTICLE VIII

SUBLETTING AND ASSIGNMENT

Section 8.1  Subletting and Assignment

(a)                                  Except as set forth in Section 8.1(b), Tenant shall not assign, mortgage, pledge or encumber this Lease nor sublet all or any part of the Premises, nor permit or allow the use of all or any part of the Premises by third party users, such as concessionaires, without, on each occasion, obtaining Landlord’s written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed and if Landlord does not respond to such request for consent within fifteen (15) Business Days of receiving the same then Landlord shall have been deemed to have consented to such matter.  In connection with a proposed sublease or assignment for which Tenant requests Landlord’s consent pursuant to this Section 8.1(a), Tenant shall furnish to Landlord (i) a copy of the proposed sublease or assignment (or, if the proposed sublease or assignment has not yet been negotiated, a summary of the material business terms of the sublease or assignment), (ii) financial and other information about the subtenant or assignee, and the proposed use of the Premises by the subtenant or assignee, as reasonably requested by Landlord to assess the creditworthiness of the subtenant or assignee, to determine whether the subtenant or assignee, and its proposed use, is of a character consistent with the operation of a building of the type and character of the Building, and to determine whether the proposed use of the subtenant or assignee is a Permitted Use.  In the event Landlord fails to respond to a request for consent pursuant to this Section 8.1(a) within fifteen (15) Business Days after Tenant’s request and the furnishing of the information set forth above, Landlord shall be deemed to have consented to the proposed transaction.  Tenant shall pay to Landlord all of Landlord’s reasonable expenses arising out of a proposed sublease or assignment, including, without limitation, a legal retainer in a reasonable amount required by Landlord in advance of Landlord’s review of any of Tenant’s documentation in connection therewith.  Tenant may not assign this Lease nor sublet all or any part of the Premises at any time that there exists an Event of Default.  Any proposed sublease must prohibit any assignment of the sublease or any sub-sublease of any portion of the Premises without the prior written consent of Landlord, which consent may be granted or denied on terms consistent herewith.

(b)                                 (i)                                     Notwithstanding anything to the contrary in Section 8.1(a), but subject to Section 8.1(c), Tenant may, upon at least five (5) Business Days prior written notice to, but without the requirement of consent by, Landlord, sublease all or any portion of the Premises to one or more Tenant Affiliates, so long as (A) Tenant furnishes to Landlord a copy of the sublease and evidence reasonably satisfactory to Landlord that the sublease is permitted under this Section 8.1(b)(i); (B) the subtenant’s proposed use is a Permitted Use; (C) there does not then exist an Event of Default; (D) the sublease prohibits any assignment of the sublease or any sub-sublease of any portion of the Premises without the prior written consent of Landlord, which consent may be granted or denied on terms consistent herewith; and (E) Tenant pays all of Landlord’s reasonable expenses arising out of such sublease including, without limitation, a legal retainer in a reasonable amount specified by Landlord in advance of Landlord’s review of any of Tenant’s documentation in connection therewith.

(ii)                                  Notwithstanding anything to the contrary in Section 8.1(a), but subject to Section 8.1(c), Tenant may, upon prior written notice to, but without the requirement of consent by, Landlord, assign this Lease to a Tenant Affiliate, so long as (A) within ten Business Days after such assignment, Tenant furnishes to Landlord a copy of the assignment and evidence reasonably satisfactory to Landlord that the assignment is permitted under this Section 8.1(b)(ii); (B) the assignee’s proposed use is a Permitted Use; (C) there does not then exist an Event of Default; and (D) Tenant pays all of Landlord’s reasonable expenses arising out of such assignment including, without limitation, a legal retainer in a reasonable amount specified by Landlord in advance of Landlord’s review of any of Tenant’s documentation in connection therewith.

(c)                                  In the event of a permitted assignment of this Lease or sublease of all or any part of the Premises by Tenant, Tenant shall be jointly and severally liable with the new tenant for the payment of any and all Base Rent which may become due by the terms of this Lease and for the performance of all covenants, agreements and conditions on the part of Tenant to be performed hereunder.  Except in connection with an assignment or sublease involving a Tenant Affiliate, Tenant shall pay to Landlord fifty percent (50%) of any rent received as a result of the assignment or sublease which exceeds the Base Rent payable hereunder on a per square foot basis, after taking into account the costs of the assignment or sublease (including leasing commissions, reasonable attorneys’ fees and tenant improvements costs) amortized over the remaining Lease Term.  No such assignment or sublease shall be valid or effective unless and until (i) the new tenant and the Tenant execute and deliver to Landlord an agreement, in commercially reasonable form submitted by Landlord and with the assignment or sublease attached, pursuant to which inter alia, such new tenant (A) in the case of an assignment, assumes all of the obligations of the Tenant under this Lease, (B) agrees to execute and deliver such estoppel certificates and subordination agreements as may be reasonably required by Landlord, (C) in the case of a sublease, acknowledges that Landlord has no obligations to new tenant under this Lease, the sublease or otherwise and (D) agrees to maintain the same insurance coverages as the insurance coverages which Tenant is required to maintain under this Lease and to provide evidence thereof satisfactory to Landlord when requested; and (ii) the new tenant delivers to Landlord evidence, in form and substance satisfactory to Landlord, of the insurance coverages required to be maintained by such new tenant under the agreement referenced in clause (i) above.

No modification of the terms of this Lease or any course of dealing between Landlord and any assignee or sublessee of Tenant’s interest herein shall operate to release or impair Tenant’s obligations hereunder.

(d)                                 Intentionally Omitted.

(e)                                  Tenant shall not enter into any arrangements with any subtenant or assignee for the purpose of circumventing (i) its obligation to share rents received from a sublease or assignment or (ii) any other provisions of this Article VIII.

ARTICLE IX

RIGHTS OF MORTGAGEES; ESTOPPEL CERTIFICATES

Section 9.1  Subordination to Mortgages.  Tenant agrees that this Lease is and shall be and remain subordinate to the lien of any present or future mortgage or mortgages upon Landlord’s Property, irrespective of the time of execution or time of recording of any such mortgage or mortgages, and to all renewals, extensions, and modifications therefor or amendments thereto; provided that as a condition to such subordination, the mortgagee must agree not to disturb Tenant’s possession of the Premises pursuant to the terms of this Lease so long as no Event of Default exists.  Tenant shall, upon ten (10) Business Days’ advance written request from Landlord or any holder of a mortgage on all or a portion of Landlord’s Property, execute and deliver an agreement to give effect to, or notice of, such subordination, provided that such subordination includes a non-disturbance agreement for the benefit of Tenant on commercially reasonable terms and conditions specified by the mortgagee.  Upon ten (10) Business Days’ written request from Landlord, any holder of a mortgage on Landlord’s Property or any successor in interest to Landlord, whether by purchase, foreclosure, deed in lieu of foreclosure or otherwise, Tenant shall enter into an attornment agreement, in the form reasonably requested by such party, with such party.  Without limiting the generality of the above provisions of this Section 9.1, Tenant and the current mortgagee of Landlord’s Property shall enter into a Subordination, Non-Disturbance and Attornment Agreement in a form that Tenant, Landlord and Landlord’s mortgagee acting reasonably can collectively agree to.

Section 9.2  Intentionally Deleted.

Section 9.3  Notice to Mortgagee.  Upon receipt of a written request from Landlord or any holder of a mortgage, on all or any part of Landlord’s Property, Tenant will thereafter send any such holder copies of all notices of default or termination given by Tenant to Landlord in accordance with any provision of this Lease.  In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein or any breach by Landlord of any representation or warranty of Landlord herein, any such holder may at its election cure such failure or breach for and on behalf of Landlord within twenty (20) Business Days after the time provided herein for Landlord to cure the same or such longer period as may be reasonably necessary to cure the default.  In the event of any inconsistency between this Section 9.3 and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

Section 9.4  Limitations on Obligations of Mortgagees and Successors. Tenant agrees that the holder of a mortgage or any successor-in-interest to any of them or to Landlord shall not be:  (a) liable for any act or omission of Landlord under this Lease unless such act or omission is of a continuing nature and the mortgagee(s) or successor in interest to any of them has been given notice and a reasonable opportunity to cure such act or omission after it has taken possession of Landlord’s Property; (b) subject to any offsets or defenses which Tenant might have against Landlord under this Lease unless the matter giving rise to such offset or defense is of a continuing nature and the mortgagee(s) or successor in interest to any of them has been given notice and a reasonable opportunity to cure such matter; (c) bound by the payment of any Base Rent which Tenant might have paid for more that the current month to Landlord under the Lease; (d) bound by any amendment or modification of this Lease made without the prior written consent of the mortgagee or ground lessor and not otherwise permitted under the mortgage or ground lease; (e) personally liable for any default under this Lease of any covenant or obligation on its part to be performed, it being acknowledged that Tenant’s sole monetary recourse in the event of such default shall be to proceed against the interest of such mortgagee or successor-in-interest in this Lease and Landlord’s Property; or (f) obligated to perform any of the Tenant Improvements Work.  Further, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such mortgage (at such holder’s last address furnished to Tenant) and following the giving of such notice such holder shall have the right, but shall not be obligated, to remedy such act or omission within twenty (20) Business Days after the time period provided for in this Lease for Landlord to cure the same or such longer period as may be reasonably necessary to cure the same. Tenant shall enter into a written agreement confirming the foregoing from time to time upon written request from Landlord and/or the holder of a mortgage on Landlord’s Property.  In the event of any inconsistency between any Subordination, Non-Disturbance and Attornment Agreement entered into as contemplated by Section 9.1, and the above provisions of this Section 9.4, such Subordination, Non-Disturbance and Attornment Agreement shall control.

Section 9.5  Estoppel Certificates.  Each party (“Responding Party”) shall, at any time and from time to time, within ten Business Days after written request by the other party (“Requesting Party”), execute and deliver to the Requesting Party a statement in writing certifying that (except as may be otherwise specified by the Responding Party):  (i) this Lease is presently in full force and effect and unmodified; (ii) Tenant has accepted possession of the Premises; (iii) any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; (iv) no rent under this Lease has been paid more than 30 days in advance of its due date; (v) the addresses for notices to be sent to the Responding Party is as set forth in this Lease or as specified in such certificate; (vi) Tenant has no charge, lien or claim of offset under this Lease, or otherwise, against rents or other charges due or to become due hereunder; (vii) to the best of the knowledge of the Responding Party, the Responding Party is not in default under this Lease; and (viii) such other information as the Requesting Party may reasonably request about this Lease or Tenant’s occupancy.

ARTICLE X

CASUALTY

Section 10.1  Damage From Casualty.

(a)                                  If any portion of the Building is damaged by fire or other casualty, Tenant shall give Landlord written notice of such casualty promptly after Tenant becomes aware of such casualty.  Within forty five (45) days after Tenant gives Landlord written notice of such casualty, Landlord shall reasonably estimate, and give Tenant written notice of, the period commencing with the date of such notice (the “Restoration Period”) that Landlord anticipates will be reasonably required to perform the restoration work which is the responsibility of Landlord as provided below.  If Landlord reasonably estimates that the Restoration Period will be longer than two hundred seventy (270) days, then either Landlord or Tenant may terminate this Lease by giving to the other written notice of termination within ten (10) days after Landlord gives Tenant written notice of such estimate.  Such notice of termination shall be effective on the date thereof, and if Tenant is then occupying the Premises, Tenant shall thereafter have a reasonable period of time in which to vacate the Premises.  If (i) Landlord reasonably estimates that the Restoration Period will be two hundred seventy (270) days or shorter, or (ii) Landlord reasonably estimates that the Restoration Period will be longer than two hundred seventy (270) days but neither Landlord nor Tenant exercises its right to terminate this Lease as set forth above, then this Lease shall not terminate; and in such event, Landlord shall, with reasonable dispatch, repair or rebuild the Premises to substantially their condition as of delivery of the Premises to Tenant (subject, however, to Legal Requirements then in existence), and Tenant shall concurrently (to the extent practical and consistent with good construction practices) (i) repair and restore so much of the Premises as was the responsibility of Tenant under this Lease and (ii) repair and restore its fixtures and personal property.

(b)                                 If, pursuant to Section 10.1(a), Landlord is required to restore the Premises and Landlord fails to substantially complete such restoration within thirty (30) days after the end of the Restoration Period, subject to extension for delay beyond the reasonable control of Landlord, then Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord.  If Landlord fails to substantially complete such restoration work within such thirty (30) day period, then this Lease shall terminate as of such thirtieth (30th) day.

Section 10.2  Abatement of Rent.  In the event that the provisions of Section 10.1 shall become applicable, the Base Rent shall be abated or reduced proportionately during any period in which, by reason of any such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue (but may be adjusted from time to time based on the extent of the interference with Tenant’s operations) for the period commencing with such destruction or damage and ending with the substantial completion by Landlord of such work, repair and/or reconstruction as Landlord may do.

ARTICLE XI

EMINENT DOMAIN

Section 11.1  Eminent Domain; Right to Terminate and Abatement in Rent.  If the Premises or any part thereof, or such portion of the Parking Areas as would cause the remaining Parking Areas to be inadequate for Tenant’s reasonable use and enjoyment of the Premises, shall be taken, or if a conveyance shall be made in anticipation thereof, for any street or other public use, by action of the municipal, state, federal or other authorities, or shall receive any substantial direct or consequential damage for which Landlord or Tenant shall be entitled to compensation by reason of anything lawfully done in pursuance of any public authority, after the execution hereof and before the expiration of the Lease Term, then this Lease and the Lease Term shall terminate at the election of either Landlord or Tenant (given by written notice to the other within sixty (60) days of the taking or within ninety (90) days of notice of the taking to Landlord), and such election may be made in case of any such taking notwithstanding the entire interest of Landlord may have been divested by such taking; and if neither party so elects, then in case of any such taking or destruction of, or damage to, the Premises, rendering the same or any part thereof unfit for use and occupation, a just proportion of the Base Rent according to the nature and extent of the injury sustained by the Premises, as agreed to by Landlord and Tenant, shall be suspended or abated until the Premises or, in case of such taking, what may remain thereof, shall have been put in proper condition for use and occupation.  To the extent that the Premises, upon having been put in proper condition for use and occupation are smaller, the Base Rent hereinbefore reserved shall be reduced for the balance of the Lease Term in the same proportion which the reduction in space bears to the original Leasable Square Footage of the Premises.

Section 11.2  Restoration.  If this Lease is not terminated as provided in Section 11.1, Landlord shall apply so much of the available proceeds of the eminent domain award as are required to restore Landlord’s Property and the Premises to a condition, to the extent practical, substantially the same as that immediately preceding the taking, but subject to Legal Requirements then in existence.  The term “available proceeds” shall mean the amount of the award paid to Landlord, less cost of obtaining the same (including attorneys’ fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee.  In the event Landlord fails to commence restoration of the Landlord’s Property and/or the Premises within sixty (60) days after the taking, Tenant shall have the right to terminate the Lease upon sixty (60) days’ prior written notice to Landlord.

Section 11.3  Landlord to Control Eminent Domain Action.  Landlord reserves all rights to compensation for damage to the Premises or any part thereof, or the leasehold hereby created, heretofore accrued or hereafter to accrue, by reason of any taking for public use of said Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, under or over the same, and by way of confirmation of the foregoing Tenant hereby assigns all rights to such damages heretofore accrued or hereafter accruing during the Lease Term to Landlord.  However, nothing herein contained shall limit Tenant’s right to any separate award for the taking of personal property, moving expenses, or other items the payment of which shall not reduce the award payable to Landlord.

ARTICLE XII

DEFAULT AND REMEDIES

Section 12.1  Event of Default.  As used herein, a “Default” shall mean the occurrence and/or existence of any one or more of the following:  (a) (i) Tenant shall fail to pay any installment of Base Rent or the Taxes, Insurance Costs or Operating Costs on or before the date on which the same becomes due and payable, and such failure continues for fifteen (15) days after Landlord gives Tenant written notice thereof; or (b) Tenant shall neglect or fail to perform or observe any of the other covenants or undertakings herein on its part to be performed or observed and such neglect or failure shall continue for thirty (30) days after notice to Tenant; provided that if the default is other than a default under clause (a) above, or clauses (c) through (f) below, and is such that it cannot be cured within thirty (30) days such thirty (30) day period shall be extended for as long as may be reasonably necessary to cure the default; or (c) there is filed by Tenant any case, petition, proceeding or other action for protection, reorganization or liquidation under any Bankruptcy Law; or (d) any other proceedings shall be instituted against Tenant under any Bankruptcy Law and not be dismissed within one hundred twenty (120) days; or (e) a receiver, custodian or other similar officer for Tenant shall be appointed and not be discharged within one hundred twenty (120) days; or (f) an assignment or sublease in violation of the terms of this Lease.

Section 12.2 Landlord’s Remedies.

(a)                                  After the expiration of any cure periods set forth in Section 12.1 above, Landlord shall provide notice thereof to Tenant and Tenant shall have (i) thirty (30) days after such notice to cure any non-payment default and if such non-payment default is of a nature that it cannot be cured within thirty (30) days such thirty (30) day period shall be extended for as long as may be reasonably necessary to cure the default provided that Tenant commences such cure within such thirty (30) day period and diligently pursues the cure thereof or (ii) ten (10) days after such notice to cure any payment defaults; provided; however, that this additional ten (10) day notice and cure period for payment defaults shall not be available to Tenant more than two (2) times in any twelve (12) month period.  After the expiration of such second (2nd) notice and cure period, if applicable (hereafter an “Event of Default”), then at any time thereafter if such Event of Default is in existence then Landlord, in compliance with all Legal Requirements may pursue all legal and equitable remedies to terminate this Lease, repossess the Premises and expel Tenant and those claiming through or under it and remove their effects without being deemed guilty of any manner of trespass and without prejudice to any remedy which might otherwise be used for arrears of Base Rent or breach of covenant, and thereupon this Lease shall terminate and Landlord, in addition to all other remedies which it may have at law or equity, and not in limitation thereof, shall have the remedies provided in this Article XII.  No termination of this Lease and/or repossession of the Premises pursuant to this Section 12.1 shall relieve Tenant of its obligations under this Lease, which shall survive such termination or repossession.

(b)                                 From the termination of this Lease pursuant to Section 12.2(a) through the remainder of the Lease Term, until such time, if any, that Landlord exercises its right pursuant to Section 12.2(c), Tenant shall pay to Landlord the Base Rent, Insurance Costs, Taxes and Operating Costs in installments as and when the same become due and payable, subject to reduction by any rent actually received by Landlord as a result of a re-letting of the Premises (net of the actual reasonable and customary costs of re-letting, including remodeling costs, brokerage commissions and attorneys’ fees).  Landlord shall exercise commercially reasonable efforts to re-let the Premises to mitigate damages, and Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term; provided; that, Landlord shall be deemed to have expended commercially reasonable efforts to re-let the Premises if it engages a commercial real estate broker with experience in the market that the Premises is located and such broker lists the Premises at the then current market rents.    Any suit brought to collect the amount of deficiency for any month or other period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month or period by a similar proceeding.  Landlord, at Landlord’s option, may make such alterations, repairs, replacements and decorations on the Premises as Landlord in Landlord’s sole but reasonable judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not operate or be construed to release Tenant from liability hereunder.

(c)                                  At Landlord’s option exercisable by written notice given to Tenant upon or after the termination of this Lease pursuant to Section 12.2(a) and in lieu of an damages provided in Section 12.2(b) above, Tenant shall forthwith pay to Landlord as damages, in addition to all sums which were due prior to the exercise of such option by Landlord, a sum equal to the amount by which the Base Rent for the remainder of the Lease Term exceeds the fair rental value of the Premises determined as of the termination date for the remainder of the Lease Term, discounted to present value using a then market rate of interest as reasonably determined by the Landlord.

Section 12.3  Reimbursement of Landlord.  After the termination of this Lease pursuant to Section 12.2(a), Tenant will, in addition to paying Landlord all amounts due under the terms and provisions of this Lease, including, without limitation, Section 12.9, reimburse Landlord for all reasonable expenses incurred by Landlord in collecting such rent or in obtaining possession of, or in re-letting the Premises, or in defending any action, including expenses for reasonable and actual counsel fees and commissions.  If, on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Premises as provided for herein, Landlord shall be authorized, in its sole option, and in Tenant’s name and on its behalf, either (a) to cause such property to be removed and placed in storage for the account and at the expense of Tenant; or (b) to sell such property at public or private sale, with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant.

Section 12.4  Landlord’s Right to Perform Tenant’s Covenants.  Tenant covenants and agrees that, if there shall at any time exist an Event of Default with respect to Tenant’s obligation to make any payment or perform any other act on its part to be made or performed as in this Lease provided, Landlord, in its sole discretion, may make any payment or perform such other act on the part of Tenant to be made or performed as in this Lease provided, in such manner and to such extent as Landlord may reasonably deem desirable, and in exercising any such rights, Landlord may pay reasonable, actual and necessary costs and expenses, employ counsel, and incur and pay reasonable and actual attorneys’ fees.  The making of any such payment or the performing of such other act by Landlord pursuant to this Article 12 shall not waive, or release Tenant from, any obligations of Tenant in this Lease contained.  All sums so paid by Landlord and all reasonably necessary and incidental costs and expenses in connection with the performance of any such act by Landlord shall, except as otherwise in this Lease expressly provided, be payable to Landlord on demand, and Tenant covenants to pay any such sum or sums promptly, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent.

Section 12.5  Cumulative Remedies.  The specified remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease.  The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option contained herein shall not be construed as a waiver or a relinquishment for the future of such covenant or option.  Receipt by Landlord of any Base Rent payment with knowledge of the breach of any covenants hereof shall not be deemed a waiver of such breach.  No payment by Tenant, whether or not expressly under protest, shall be deemed a waiver of Tenant’s right to dispute its obligation to pay or its right to seek a refund of the same.  No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by it.  In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled to restraint by injunction of any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease.  Notwithstanding anything else to the contrary elsewhere in this Lease, Tenant will not be liable for indirect or consequential damages, other than damages for holding over beyond the end of the Lease Term.

Section 12.6  Expenses of Enforcement.  Tenant agrees to pay all reasonable and actual out-of-pocket expenses and attorneys’ fees incurred by Landlord in enforcing any obligation or any remedies hereunder including, without limitation, in connection with collection of Base Rent, recovery by Landlord of the Premises, or in any litigation in which Landlord shall become involved by reason of any act or negligence of any of Tenant’s Invitees or any breach of this Lease by Tenant.

Section 12.7  Landlord’s Default.  Landlord shall not be deemed to be in default hereunder unless such default shall remain uncured for more than thirty (30) days following written notice from Tenant to Landlord specifying the nature of such default, or such longer period as may be reasonably required to correct such default.  In no event whatsoever shall Landlord be liable for consequential or any indirect damages.  Notwithstanding anything to the contrary contained herein, so long as any Event of Default exists, Tenant shall not be entitled to enforce any obligation from Landlord or seek any cure of Landlord’s defaults under this Lease.  The provisions of this Section 12.7 are further subject to the provisions of Articles X and XI dealing with eminent domain and fire and other casualty.

Section 12.8  Limitation of Liability.  The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of Landlord’s interest hereunder only during the period of such ownership, and Landlord and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period.  Tenant hereby agrees for itself and each succeeding holder of Tenant’s interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord or any succeeding owner of Landlord’s interest, which is in any manner related to this Lease, the Premises or Tenant’s use and occupancy of the Premises or the remainder of Landlord’s Property, whether at law or in equity, shall be satisfied out of Landlord’s equity in the land and buildings then comprising Landlord’s Property owned by Landlord to the extent then owned by Landlord and such succeeding owner, or any insurance policies maintained by Landlord, and further agrees to look only to such assets and to no other assets of Landlord, or such succeeding owner, for satisfaction.  Neither Landlord nor any Person executing this Lease on behalf of Landlord, nor any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of Landlord, nor any subsequent Landlord, or any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of any subsequent Landlord shall have any personal liability hereunder.  No Person executing this Lease on behalf of Tenant, nor any shareholder, director, officer or employee of Tenant, shall have any personal liability hereunder.

Section 12.9  Late Payment and Administrative Expense. If Tenant shall fail to pay Base Rent, Insurance Costs, Operating Costs and Taxes or other charges within fifteen (15) days after the same become due and payable under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at an annual rate equal to the prime rate announced from time to time by Bank of America (or any successor).  In addition, if Landlord is required to redeposit any check which is returned for insufficient funds or if Tenant shall fail to pay Base Rent or other charges within fifteen (15) days after the same become due and payable, then Tenant shall also pay to Landlord an administrative expense charge of five percent (5%) of the amount thereof.  The provisions herein for the payment of interest and an administrative expense charge shall not be construed to relieve Tenant of the obligation to pay Base Rent and all other charges when due under this Lease and shall be in addition to and not in limitation of Landlord’s other remedies as provided for in this Lease.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.1  Brokers.  Tenant and Landlord each represents to the other that it has not dealt with any Person in connection with the Premises or the negotiation or execution of this Lease other than officers, employees and attorneys of Landlord and Tenant.  Tenant agrees to indemnify, defend (with counsel selected by Landlord) and hold Landlord, and Landlord’s nominees, successors and assigns harmless from any and all claims, costs, commissions, fees or damages by any person or firm claiming to have negotiated, instituted or brought about this Agreement due to contact with Tenant.  Landlord agrees to indemnify, defend (with counsel selected by Tenant) and hold Tenant, and Tenants’s nominees, successors and assigns harmless from any and all claims, costs, commissions, fees or damages by any person or firm claiming to have negotiated, instituted or brought about this Agreement due to contact with Landlord.

Section 13.2  Quiet Enjoyment.  Tenant shall, upon paying all Base Rent due hereunder and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed, peaceably and quietly have and hold the Premises, subject, however, to the terms of this Lease.

Section 13.3  Tenant’s Request for Landlord’s Action.  In the event that at Tenant’s written request Landlord takes any action which is not required of Landlord pursuant to this Lease, Tenant shall pay Landlord’s reasonable and actual attorneys’ fees, expenses and disbursements in connection with such action, with payment to be made by Tenant within fifteen (15) days after billing therefor by Landlord.

Section 13.4  Notices.  Any notice, demand, request or statement required or intended to be given or delivered under the terms of this Lease shall be in writing, shall be addressed to the party to be notified at the address or addresses set forth in the Summary of Basic Terms or at such other address in the continental United States as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been given, delivered or served upon the earliest of (a) the next Business Day after delivery to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees or (b) receipt of notice given by telecopy or personal delivery.

Section 13.5  Waiver of Subrogation.  Landlord and Tenant hereby release each other from any and all liability for any loss or damage caused by fire, any of the extended coverage casualties, or other casualties insured against, or which would be covered by insurance either of them is required hereunder to carry, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release or its agents, and whether or not any applicable policy shall contain a clause, or be subject to a statutory provision, to the effect that such release shall not affect said policies or the right of the releasing party to recover thereunder.  Landlord and Tenant agree that their fire, extended coverage, and other insurance policies will include such a clause, whenever available.

Section 13.6  Entire Agreement; Execution; Time of the Essence and Headings.  This Lease together with all Exhibits referred to herein and the Summary of Basic Terms, sets forth the entire agreement between the parties hereto and cannot be modified or amended, except in a writing duly executed by the respective parties.  This Lease, together with all Exhibits referred to herein and the Summary of Basic Terms, supersedes all previous written and oral negotiations, understandings and agreements regarding the subject matter of this Lease.  Neither Landlord nor Tenant nor any Person acting on behalf of Landlord or Tenant has made any representations to the other on which the other has relied in entering into this Lease except any representations expressly stated in this Lease.  This Lease is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy.  Time is of the essence of the obligations of Tenant and Landlord to be performed within a specific time frame in this Lease.  The headings throughout this Lease are for convenience of reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

Section 13.7  Partial Invalidity.  If any term or condition of this Lease or its application to any Person or circumstance shall to any extent be in violation of or unenforceable under any law, rule, regulation or order (including any court order) now existing or hereafter enacted or entered by any court or other governmental entity having competent jurisdiction (including after all appeals therefrom), the remainder of this Lease, or the application of such term or condition to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and shall be enforceable to the fullest extent not prohibited by law.

Section 13.8  No Waiver.  No assent, express or implied, by Landlord or Tenant to any breach of any agreement or condition herein contained on the part of the other to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or an assent to any succeeding breach of the same or any other agreement or condition.  The acceptance by Landlord of Base Rent due hereunder (whether such payment is made by Tenant or another Person), or silence by Landlord as to any breach, shall not be construed as waiving any of Landlord’s rights hereunder unless such waiver shall be in writing.  No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy.

Section 13.9  Holdover.  If Tenant remains in the Premises beyond the expiration of this Lease at the end of the Lease Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy, but Tenant shall be a daily Tenant at sufferance only subject to all of Tenant’s obligations set forth herein, but at a daily rate equal to (a) one and one-half times the Base Rent then in effect plus (b) all other charges provided for under this Lease including Operating Costs, Insurance Costs and Taxes.  The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant’s status shall remain that of a daily Tenant at sufferance, at the aforesaid daily rate.  Tenant shall also pay to Landlord all direct damages, if any, sustained by reason of any such holding over, but in no event shall Tenant be responsible for consequential damages.  Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

Section 13.10  When Lease Becomes Binding.  The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation or an option for the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant and the receipt by Landlord of the Security Deposit and the first monthly installment of Base Rent.  All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

Section 13.11  No Recordation. Tenant shall not record this Lease with any registry of deeds or land court, and any such recordation will be void and constitute an Event of Default under this Lease.  Landlord and Tenant shall execute, and Tenant may record, a notice of this Lease in the form of Exhibit C, provided that at the time of execution of such notice, the parties enter into arrangements reasonably satisfactory to Landlord to provide for such notice to be released when appropriate.

Section 13.12  As Is.  Tenant represents to Landlord that it has leased the Premises after a full and complete examination of the same, and by its execution and delivery of this Lease, Tenant hereby acknowledges that neither Landlord, nor Landlord’s agents, has made any representation or promises with respect to the Premises, the Building, or the land upon which it stands, and no rights, easements or licenses are acquired by Tenant, by implication or otherwise, except as may be set forth expressly in this Lease.

Section 13.13 Arbitration.  Any and all disputes relating to provisions or obligations in this Lease hereunder shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended.  Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association.  Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Providence, Rhode Island.  The arbitrator shall hear the parties and their evidence.  The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process of notice of motion or other application to the Court or a Judge thereof may be served outside the State of Rhode Island by registered mail or by personal service, provided a reasonable time for appearance is allowed.  The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision.  No arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of ten (10) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof.

Section 13.14  Confidentiality. Tenant acknowledges that the terms under which Landlord has leased the Premises to Tenant, (including, without limitation, the rental rate(s), term and other financial and business terms), constitute confidential information of Landlord (the “Confidential Information”).  Tenant covenants and agrees to keep the Confidential Information completely confidential; provided that (a) the Confidential Information may be disclosed by Tenant to those of its officers, employees, attorneys, accountants, lenders and financial advisors (collectively, “representatives”) who need to know such information in connection with Tenant’s use and occupancy of the Premises and for financial reporting and credit related activities (it being understood that Tenant shall inform its representatives of the confidential nature of the Confidential Information and that such representatives shall be directed by Tenant to treat the Confidential Information confidentially in accordance with the terms of this Section 13.14), and (b) unless required by securities regulations or other applicable law, any other disclosure of the

Confidential Information may only be made if Landlord consents in writing prior to any such disclosure.

Section 13.15  Summary of Basic Terms.  The Summary of Basic Terms which is affixed to this Lease sets forth certain basic terms and information which is thereafter referred to in the main text of this Lease.  The Summary of Basic Terms, and every particular item thereon, shall be deemed incorporated by reference into the main text of this Lease.

Section 13.16  Tenant’s Purchase Option.  At anytime during the first six (6) months of last Lease Year of the Initial Term Tenant shall have the option of purchasing the Landlord’s Property for $4,457,750.00 by providing Landlord with written notice of its intention to do so setting forth a closing date which is at least six (6) months prior to the expiration of the Initial Term and not less than fifteen (15) days after the date that such notice is sent.  In connection with the foregoing, Landlord agrees that other than for any mortgages that Landlord may encumber the property with during the Initial Term (which mortgages Landlord agrees it shall be responsible for paying off and discharging in the event Tenant exercises its rights under this Section 13.16) of the Lease, Landlord shall not encumber, restrict or alienate all or any portion of the Landlord’s Property without the consent of the Tenant, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord and Tenant agree (i) that all closing costs, including documentary stamps, recording charges and transfer taxes, shall be allocated in accordance with customary practice in the State of Rhode Island for similar transactions and (ii) to deliver such documents, certificates and affidavits as are customarily delivered in the State of Rhode Island for similar transactions.

[Remainder of Page Left Intentionally Blank]

Tenant and Landlord, each by its duly authorized officer, has signed this Lease as of the date first set forth above.

TENANT:

SUMMER INFANT (USA), INC.

By:
Name:	Joseph Driscoll
Title:	CFO

LANDLORD:

FAITH REALTY II, LLC

By:
Name:	Jason P. Macari
Title:	Manager

Exhibits:

A — Property Description

B — Tenant Improvements Plans

C — Notice of Lease

EXHIBIT A

PROPERTY DESCRIPTION

[To Be Attached]

EXHIBIT A

THE PROPERTY

That certain tract or parcel of land, with all buildings and improvements thereon, situated on the easterly and southerly side of Park East Drive (extension), in the City of Woonsocket, County of Providence, State of Rhode Island, bounded and described as follows:

Beginning at a Rhode Island highway bound oil the southerly sideline of said Park East Drive (Extension), said point being twenty-eight and 00/100 (28.00) feet left and opposite Station 85+ 16.66 on State Highway Plat #2386;

Thence S35° 42' 33" W a distance- of one hundred forty and 00/100 (140.00) feet to an angle point;

Thence S51° 51' 53" W a distance of one hundred ninety-six and 44/100 (196.44) feet to an angle

Thence S40° 21' 03" W a distance of one hundred thirty-three and 48/100 (133.48) feet to an angle point;

Thence S36° 12' 39" W a distance of forty-nine and 34/100 (49.34) feet to a corner;

Thence N54° 17' 27" W a distance of two hundred thirty-two and 38/100 (232.38) feet to an angle point;

Thence S86° 27' 52" W a distance of one hundred seventy and 92/100 (170.92) feet to the easterly line of Park Fast Drive;

Thence northerly bearing easterly along the arc of a curve having a radius of three-hundred twenty-two and 00/100 (322.00) feet, an arc length of three hundred eighty-nine and 13/100 389.13) feet, a chord bearing of N50° 49' 35"E and a chord distance of three hundred sixty-five Byrd 88/100 (365.88) feet to a Rhode Island highway bound twenty-eight (28.00) feet left and opposite station 89+51.85;

Thence N85° 26' 47"E continuing along the southerly sideline of Park East Drive, a distance of three hundred three, and 32/100 (303.32) feet to a Rhode Island highway bound twenty-eight (28.00) feet left and opposite Station 86+48.53;

Thence easterly bearing southerly along the arc of a curve having a radius of five hundred seventy-two and 00/100 (572.00) feet, an arc length of one hundred twenty-five and 39/100 (125.39) feet, a chord bearing of S88° 16' 25"E and a chord distance of one hundred twenty-five and 14/100 (125-14) feet to the point and place of beginning.

2

Said parcel is further designated as Map D7, D8 Lot 59-16 on plan entitled “ADMINISTRATIVE SUBDIVISION PLAN MAP D7, D8 LOT 59-16 SITUATED ON: PARK EAST DRIVE (EXTENSION) WOONSOCKET, RHODE ISLAND SCALE: 1” = 40’ DATE: OCTOBER 2004  REVISED:  NOVEMBER, 2004 REVISED: JANUARY, 2005, FEBRUARY, 2005 PREPARED FOR: FAITH REALTY, LLC. 6 BLACKSTONE VALLEY PLACE SUITE 206A, LINCOLN, R.I. 02865   PREPARED BY: CROSSMAN ENGINEERING, INC. 151 Centerville Road Warwick, Rhode ISLAND 02886 (the “Subdivision Plan”), which Subdivision Plan, is recorded at Plan Book 22, Page 59 of Woonsocket Land Evidence Records.

3

EXHIBIT B

TENANT IMPROVEMENT PLANS

[To Be Attached]

NONE

EXHIBIT C

NOTICE OF LEASE

[To Be Attached]

NOTICE OF LEASE

Notice is hereby given of the following described lease:

Landlord:	Faith Realty II, LLC, a Rhode Island limited liability company

Tenant:	Summer Infant (USA), Inc., a Rhode Island corporation

Date of Execution:	March , 2009

Description of Leased Premises:	The land with the building and any other improvements now or hereafter thereon, commonly known as 1275 Park East Drive, Woonsocket, Rhode Island, which is more particularly described on Exhibit A.

Term:	7 years

Extension Option:	The Tenant has the option to extend the Term for an additional five (5) years on the terms and conditions set forth in the Lease.

Commencement Date:	April 1, 2009

Pertinent Provisions:	The Tenant has the option to purchase the Leased Premises for $4,457,750 in accordance with the terms of the Lease.

[Remainder of Page Left Intentionally Blank]

Signed this day of March, 2009.
Faith Realty II, LLC

Name:
Title:

Summer Infant (USA), Inc

Name:
Title:

STATE OF RHODE ISLAND

Providence, ss.	March , 2009

Then personally appeared the above-named                           the                           of Faith Realty II, LLC, known to me to be the person described in and who executed the foregoing instrument in such capacity and acknowledged same to be his free act and deed and the free act and deed of Faith Realty II, LLC.

Notary Public
My commission expires:

STATE OF RHODE ISLAND

Providence, ss.	March , 2009

Then personally appeared the above-named                           the                           of Summer Infant (USA), Inc., known to me to be the person described in and who executed the foregoing instrument in such capacity and acknowledged the same to be his free act and deed and the free act and deed of Summer Infant (USA), Inc.

Notary Public
My commission expires:

EXHIBIT A

Legal Description

That certain tract or parcel of land, with all buildings and improvements thereon, situated on the easterly and southerly side of Park East Drive (extension), in the City of Woonsocket, County of Providence, State of Rhode Island, bounded and described as follows:

Beginning at a Rhode Island highway bound oil the southerly sideline of said Park East Drive (Extension), said point being twenty-eight and 00/100 (28.00) feet left and opposite Station 85+ 16.66 on State Highway Plat #2386;

Thence S35° 42' 33" W a distance- of one hundred forty and 00/100 (140.00) feet to an angle point;

Thence S51° 51' 53" W a distance of one hundred ninety-six and 44/100 (196.44) feet to an angle

Thence S40° 21' 03" W a distance of one hundred thirty-three and 48/100 (133.48) feet to an angle point;

Thence S36° 12' 39" W a distance of forty-nine and 34/100 (49.34) feet to a corner;

Thence N54° 17' 27" W a distance of two hundred thirty-two and 38/100 (232.38) feet to an angle point;

Thence S86° 27' 52" W a distance of one hundred seventy and 92/100 (170.92) feet to the easterly line of Park Fast Drive;

Thence northerly bearing easterly along the arc of a curve having a radius of three-hundred twenty-two and 00/100 (322.00) feet, an arc length of three hundred eighty-nine and 13/100 389.13) feet, a chord bearing of N50° 49' 35"E and a chord distance of three hundred sixty-five Byrd 88/100 (365.88) feet to a Rhode Island highway bound twenty-eight (28.00) feet left and opposite station 89+51.85;

Thence N85° 26' 47"E continuing along the southerly sideline of Park East Drive, a distance of three hundred three, and 32/100 (303.32) feet to a Rhode Island highway bound twenty-eight (28.00) feet left and opposite Station 86+48.53;

Thence easterly bearing southerly along the arc of a curve having a radius of five hundred seventy-two and 00/100 (572.00) feet, an arc length of one hundred twenty-five and 39/100 (125.39) feet, a chord bearing of S88° 16' 25"E and a chord distance of one hundred twenty-five and 14/100 (125-14) feet to the point and place of beginning.

Said parcel is further designated as Map D7, D8 Lot 59-16 on plan entitled “ADMINISTRATIVE SUBDIVISION PLAN MAP D7, D8 LOT 59-16 SITUATED ON: PARK EAST DRIVE (EXTENSION) WOONSOCKET, RHODE ISLAND SCALE: 1” = 40’ DATE: OCTOBER 2004  REVISED:  NOVEMBER, 2004 REVISED: JANUARY, 2005, FEBRUARY, 2005 PREPARED FOR: FAITH REALTY, LLC. 6 BLACKSTONE VALLEY PLACE SUITE 206A, LINCOLN, R.I. 02865   PREPARED BY: CROSSMAN ENGINEERING, INC. 151 Centerville Road Warwick, Rhode ISLAND 02886 (the “Subdivision Plan”), which Subdivision Plan, is recorded at Plan Book 22, Page 59 of Woonsocket Land Evidence Records.